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                          AGREEMENT AND PLAN OF MERGER



                            DATED AS OF JULY 19, 1999



                                  BY AND AMONG



                              FIRST CAPITAL, INC.,



                              FC ACQUISITION CORP.



                                       AND



                                   HCB BANCORP








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                                TABLE OF CONTENTS

                                                                      Page No.


Introductory Statement........................................................4

ARTICLE I
The Merger....................................................................4
      Section 1.1. Structure of the Merger....................................4
      Section 1.2. Effect on Outstanding Shares of HCB Common Stock...........5
      Section 1.3. Exchange Procedures........................................6
      Section 1.4. Effect on Outstanding Shares of Merger Sub Common Stock....8
      Section 1.5. Directors of HCB after Effective Time......................8
      Section 1.6. Articles of Incorporation and Bylaws of the Surviving
                   Corporation................................................8
      Section 1.7. Stock Options..............................................8
      Section 1.8. Bank Merger................................................9
      Section 1.9. Alternative Structure......................................9

ARTICLE II
Representations and Warranties................................................9
      Section 2.1. Disclosure Letters.........................................9
      Section 2.2. Standards..................................................9
      Section 2.3. Representations and Warranties of HCB.....................10
      Section 2.4. Representations and Warranties of First Capital...........26

ARTICLE III
Conduct Pending the Merger...................................................41
      Section 3.1. Conduct of Business Prior to the Effective Time...........41
      Section 3.2. Forbearances..............................................41

ARTICLE IV
Covenants....................................................................44
      Section 4.1. Acquisition Proposals.....................................44
      Section 4.2. Certain Policies of HCB...................................47
      Section 4.3. Access and Information....................................47
      Section 4.4. Applications; Consents....................................48
      Section 4.5. Antitakeover Provisions...................................48
      Section 4.6. Additional Agreements.....................................48
      Section 4.7. Publicity.................................................48
      Section 4.8. Shareholders Meetings.....................................48
      Section 4.9. Registration of First Capital Common Stock................49
      Section 4.10.Affiliate Letters.........................................50
      Section 4.11.Notification of Certain Matters...........................50
      Section 4.12.Employees, Directors and Officers.........................50




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      Section 4.13. Indemnification..........................................53
      Section 4.14. Year 2000................................................54

ARTICLE V
Conditions to Consummation...................................................54
      Section 5.1. Conditions to Each Party's Obligations....................54
      Section 5.2. Conditions to the Obligations of First Capital............56
      Section 5.3. Conditions to the Obligations of HCB......................57

ARTICLE VI
Termination..................................................................57
      Section 6.1. Termination...............................................57
      Section 6.2. Effect of Termination.....................................59
      Section 6.3. Termination Fees..........................................59

ARTICLE VII
Closing, Effective Date and Effective Time...................................60
      Section 7.1. Effective Date and Effective Time.........................60
      Section 7.2. Deliveries at the Closing.................................60

ARTICLE VIII
Certain Other Matters........................................................60
      Section 8.1. Certain Definitions; Interpretation.......................60
      Section 8.2. Survival..................................................61
      Section 8.3. Waiver; Amendment.........................................61
      Section 8.4. Counterparts..............................................61
      Section 8.5. Governing Law.............................................61
      Section 8.6. Expenses..................................................61
      Section 8.7. Notices...................................................62
      Section 8.8. Entire Agreement; etc.....................................63
      Section 8.9. Successors and Assigns; Assignment........................63





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                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------


            This is an AGREEMENT AND PLAN OF MERGER, dated as of the 19th day of July, 1999 ("AGREEMENT"), by and among First Capital, Inc., an Indiana corporation ("FIRST CAPITAL"), FC Acquisition Corp., an Indiana corporation and wholly-owned subsidiary of First Capital ("MERGER SUB"), and HCB Bancorp, an Indiana corporation ("HCB").

                             INTRODUCTORY STATEMENT
                             ----------------------

            The Board of Directors of each of First Capital, Merger Sub and HCB
(i) has determined that this Agreement and the business combination and related transactions contemplated hereby are in the best interests of First Capital and HCB, respectively, and in the best long-term interests of their respective shareholders, (ii) has determined that this Agreement and the transactions contemplated hereby are consistent with, and in furtherance of, its respective business strategies and (iii) has approved, at meetings of each of such Boards of Directors, this Agreement.

            The parties hereto intend that the Merger as defined herein shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended ("IRC"), for federal income tax purposes, and that the Merger shall be accounted for as a pooling-of-interests transaction for accounting purposes.

            First Capital and HCB desire to make certain representations, warranties and agreements in connection with the business combination and related transactions provided for herein and to prescribe various conditions to such transactions.

            In consideration of their mutual promises and obligations hereunder, the parties hereto adopt and make this Agreement and prescribe the terms and conditions hereof and the manner and basis of carrying it into effect, which shall be as follows:


                                    ARTICLE I
                                   THE MERGER
                                   ----------


            Section 1.1. Structure of the Merger. On the Effective Date (as
                         -----------------------
defined in SECTION 7.1), Merger Sub will merge with and into HCB ("MERGER"), with HCB being the surviving entity, pursuant to the provisions of, and with the effect provided for in, the Indiana Business Corporation Law ("IBCL"). Upon consummation of the Merger, the separate corporate existence of Merger Sub shall cease. HCB shall be the surviving corporation in the Merger and shall continue to be governed by the laws of the State of Indiana and its name and separate corporate existence, with all of its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger. From and after the Effective Time (as defined in SECTION


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7.1), HCB shall possess all of the properties and rights and be subject to all of the liabilities and obligations of Merger Sub, all as more fully described in Chapter 23-1-40 of the IBCL. Upon the Merger becoming effective, HCB will adopt a plan of complete liquidation pursuant to which HCB shall merge with and into First Capital immediately after the Effective Time.

            Section 1.2.  Effect on Outstanding Shares of HCB Common Stock.
                          ------------------------------------------------

            (a) By virtue of the Merger, automatically and without any action on the part of the holder thereof, each share of common stock, no par value per share, of HCB ("HCB COMMON STOCK") issued and outstanding at the Effective Time, other than Excluded Shares (as defined below), shall become and be converted into the right to receive 15.5 shares of common stock, par value $0.01 per share, of First Capital ("FIRST CAPITAL COMMON STOCK") (the "EXCHANGE RATIO"); PROVIDED, HOWEVER, that, notwithstanding any other provision hereof, no fraction of a share of First Capital Common Stock and no certificates or scrip therefor will be issued in the Merger; instead, First Capital shall pay to each holder of HCB Common Stock who would otherwise be entitled to a fraction of a share of First Capital Common Stock an amount in cash, rounded to the nearest cent, determined by multiplying such fraction by the average of the closing sales price of First Capital Common Stock, as reported on the Nasdaq SmallCap Market of The Nasdaq Stock Market, Inc. ("NASDAQ SMALLCAP MARKET"), for the 10 consecutive trading days immediately preceding the Closing Date (as defined in SECTION 7.1) (collectively, the "MERGER CONSIDERATION"). In the event First Capital Common Stock does not trade on one or more of the trading days in such period, any such date shall be disregarded in computing the average closing price and the average shall be based upon the closing sales price and number of days on which First Capital Common Stock actually traded during such period.

            (b) As used herein, "EXCLUDED SHARES" shall consist of (i) shares the holder of which, pursuant to any applicable law providing for dissenters' or appraisal rights, is entitled to receive payment in accordance with the provisions of any such law, such holder to have only the rights provided under any such law (the "DISSENTERS' SHARES") and (ii) shares held directly or indirectly by First Capital (other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted).

            (c) If, between the date of this Agreement and the Effective Time, the outstanding shares of First Capital Common Stock shall have been changed into a different number of shares or into a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Exchange Ratio shall be adjusted correspondingly to the extent appropriate to reflect such change.

            (d) As of the Effective Time, each Excluded Share, other than Dissenters' Shares, shall be canceled and retired and shall cease to exist, and no exchange or payment shall be made with respect thereto. All shares of First Capital Common Stock that are held by HCB, if any, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted, shall be canceled and shall constitute authorized but unissued shares.

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            (e) Shareholders of HCB who properly exercise and perfect statutory dissenters' rights shall have the rights accorded to dissenting shareholders under Chapter 23-1-44 of the IBCL.

            Section 1.3.  Exchange Procedures.
                          -------------------

            (a) Appropriate transmittal materials ("LETTER OF TRANSMITTAL") shall be mailed within ten calendar days after the Effective Time to each holder of record of HCB Common Stock as of the Effective Time. A Letter of Transmittal will be deemed properly completed only if accompanied by certificates representing all shares of HCB Common Stock to be converted thereby.

            (b) At and after the Effective Time, each certificate ("HCB CERTIFICATE") previously representing shares of HCB Common Stock (except as specifically set forth in SECTION 1.2) shall represent only the right to receive the Merger Consideration.

            (c) Prior to the Effective Time, First Capital shall deposit, or shall cause to be deposited, with its transfer agent and registrar or such bank or trust company that is selected by First Capital and is reasonably acceptable to HCB to act as exchange agent ("EXCHANGE AGENT"), for the benefit of the holders of shares of HCB Common Stock, for exchange in accordance with this
SECTION 1.3, an estimated amount of cash sufficient to pay the aggregate amount of cash in lieu of fractional shares to be paid pursuant to SECTION 1.2, and First Capital shall reserve for issuance with its transfer agent and registrar a sufficient number of shares of First Capital Common Stock to provide for payment of the Merger Consideration.

            (d) The Letter of Transmittal shall (i) specify that delivery shall be effected, and risk of loss and title to the HCB Certificates shall pass, only upon delivery of the HCB Certificates to the Exchange Agent, (ii) be in a form and contain any other provisions as First Capital may reasonably determine and
(iii) include instructions for use in effecting the surrender of the HCB Certificates in exchange for the Merger Consideration. Upon the proper surrender of the HCB Certificates to the Exchange Agent, together with a properly completed and duly executed Letter of Transmittal, the holder of such HCB Certificates shall be entitled to receive in exchange therefor (m) a certificate representing that number of whole shares of First Capital Common Stock that such holder has the right to receive pursuant to SECTION 1.2 and (n) a check in the amount equal to the cash in lieu of fractional shares, if any, that such holder has the right to receive pursuant to SECTION 1.2 and any dividends or other distributions to which such holder is entitled pursuant to this SECTION 1.3. HCB Certificates so surrendered shall forthwith be cancelled. As soon as practicable following receipt of the properly completed Letter of Transmittal and any necessary accompanying documentation, the Exchange Agent shall distribute First Capital Common Stock and cash as provided herein. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of First Capital Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the

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account of the persons entitled thereto. If there is a transfer of ownership of any shares of HCB Common Stock not registered in the transfer records of HCB, the Merger Consideration shall be issued to the transferee thereof if the HCB Certificates representing such HCB Common Stock are presented to the Exchange Agent, accompanied by all documents required, in the reasonable judgment of First Capital and the Exchange Agent, (x) to evidence and effect such transfer and (y) to evidence that any applicable stock transfer taxes have been paid.

            (e) No dividends or other distributions declared or made after the Effective Time with respect to First Capital Common Stock shall be remitted to any person entitled to receive shares of First Capital Common Stock hereunder until such person surrenders his or her HCB Certificates in accordance with this
SECTION 1.3. Upon the surrender of such person's HCB Certificates, such person shall be entitled to receive any dividends or other distributions, without interest thereon, which theretofore had become payable with respect to shares of First Capital Common Stock represented by such person's HCB Certificates.

            (f) From and after the Effective Time there shall be no transfers on the stock transfer records of HCB of any shares of HCB Common Stock. If, after the Effective Time, HCB Certificates are presented to First Capital, they shall be cancelled and exchanged for the Merger Consideration deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this SECTION 1.3.

            (g) Any portion of the aggregate amount of cash to be paid in lieu of fractional shares pursuant to SECTION 1.2, any dividends or other distributions to be paid pursuant to this SECTION 1.3 or any proceeds from any investments thereof that remains unclaimed by the shareholders of HCB for six months after the Effective Time shall be repaid by the Exchange Agent to First Capital upon the written request of First Capital. After such request is made, any shareholders of HCB who have not theretofore complied with this SECTION 1.3 shall look only to First Capital for the Merger Consideration deliverable in respect of each share of HCB Common Stock such shareholder holds, as determined pursuant to SECTION 1.2 of this Agreement, without any interest thereon. If outstanding HCB Certificates are not surrendered prior to the date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by any abandoned property, escheat or other applicable laws, become the property of First Capital (and, to the extent not in its possession, shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, neither the Exchange Agent nor any party to this Agreement (or any affiliate thereof) shall be liable to any former holder of HCB Common Stock for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

            (h) First Capital and the Exchange Agent shall be entitled to rely upon HCB's stock transfer books to establish the identity of those persons entitled to receive the Merger Consideration, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any HCB Certificate, First Capital and the

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Exchange Agent shall be entitled to deposit any Merger Consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

            (i) If any HCB Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such HCB Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent, the posting by such person of a bond in such amount as the Exchange Agent may direct as indemnity against any claim that may be made against it with respect to such HCB Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed HCB Certificate the Merger Consideration deliverable in respect thereof pursuant to SECTION 1.2.

           Section 1.4. Effect on Outstanding Shares of Merger Sub Common Stock.
                        -------------------------------------------------------
By virtue of the Merger, automatically and without any action on the part of the holder thereof, each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding as of the Effective Time shall be converted into one share of HCB Common Stock, as the surviving corporation.

            Section 1.5. Directors of HCB after Effective Time. From and after
                         -------------------------------------
the Effective Time, until duly changed in compliance with applicable law, the Board of Directors of HCB shall consist of the directors of Merger Sub immediately prior to the Effective Time.

            Section 1.6. Articles of Incorporation and Bylaws of the Surviving
                         -----------------------------------------------------
Corporation. The Articles of Incorporation and Bylaws of HCB in effect
-----------
immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws of the surviving corporation until thereafter amended in accordance with applicable law.

            Section 1.7. Stock Options. At the Effective Time, by virtue of the
                         -------------
Merger and without any action on the part of any holder of an option, each option to acquire shares of HCB Common Stock (an "HCB OPTION") granted pursuant to HCB's 1998 Officers' and Key Employees' Stock Option Plan (the "HCB OPTION PLAN") that is then outstanding and unexercised shall be converted into and become an option to acquire First Capital Common Stock on the same terms and conditions as are in effect with respect to the HCB Option immediately prior to the Effective Time (such option being referred to herein as a "CONVERTED OPTION"), except that (i) the number of shares of First Capital Common Stock subject to such HCB Option shall be equal to the number of shares of HCB Common Stock subject to such HCB Option immediately prior to the Effective Time multiplied by the Exchange Ratio, the product being rounded, if necessary, up or down to the nearest whole share, and (ii) the per share exercise price of the HCB Option shall be adjusted by dividing the per share exercise price of the HCB Option by the Exchange Ratio, and rounding to the nearest whole cent. It is intended that the foregoing assumption of HCB Options shall be effected in a manner which is consistent with the requirements of Section 424 of the IRC as to any HCB Option that is an incentive stock option.


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          Section 1.8.  Bank Merger. Concurrently with or as soon as practicable
                        -----------
after the execution and delivery of this Agreement, First Federal Bank, a
Federal Savings Bank ("FIRST FEDERAL"), a wholly-owned subsidiary of First Capital, and Harrison County Bank ("HC BANK"), a wholly-owned subsidiary of HCB, shall enter into the Plan of Bank Merger, in the form attached hereto as Exhibit
                                                                         -------
A, pursuant to which HC Bank will merge with and into First Federal (the "BANK
-
MERGER"). The parties hereto intend that the Bank Merger shall become effective on the Effective Date.

           Section 1.9.  Alternative Structure. Notwithstanding anything to the
                         ---------------------
contrary contained in this Agreement, prior to the Effective Time, First Capital may specify that the structure or the proposed accounting treatment of the transactions contemplated hereby be revised and the parties shall enter into such alternative transactions as First Capital may determine to effect the purposes of this Agreement; PROVIDED, HOWEVER, that such revised structure shall not (i) adversely affect the tax effects of the Merger to HCB's shareholders or alter or change the amount or kind of the Merger Consideration or (ii) materially impede or delay the receipt of any Requisite Regulatory Approvals (as defined in SECTION 2.3(F)). This Agreement and any related documents shall be appropriately amended in order to reflect any such revised structure.


                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

           Section 2.1. Disclosure Letters. Prior to the execution and delivery
                        ------------------
of this Agreement, HCB and First Capital each have delivered to the other a letter (each, its "DISCLOSURE LETTER") setting forth, among other things, facts, circumstances and events the disclosure of which is required or appropriate in relation to any or all of their respective representations and warranties (and making specific reference to the Section of this Agreement to which they relate). The mere inclusion of a fact, circumstance or event in a Disclosure Letter shall not be deemed an admission by a party that such item represents a material exception or that such item is reasonably likely to result in a Material Adverse Effect (as defined in SECTION 8.1).

            Section 2.2. Standards.
                         ---------

            (a) No representation or warranty of First Capital or HCB contained in SECTIONS 2.3 OR 2.4, respectively, shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, on account of the existence or absence of any fact, circumstance or event unless, as a direct or indirect consequence of such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of SECTIONS 2.3 OR 2.4, as applicable, there is reasonably likely to exist a Material Adverse Effect. Neither First Capital's nor HCB's representations, warranties and covenants contained in this Agreement shall be deemed to be untrue or breached as a result of effects solely from actions taken in compliance with a written request of the other party.

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            Section 2.3.  Representations and Warranties of HCB. Subject to
                          -------------------------------------
SECTIONS 2.1 AND 2.2, HCB represents and warrants to First Capital, with respect to itself and HC Bank, that, except as disclosed in HCB's Disclosure Letter:

            (a)   Organization; Qualification.
                  ---------------------------

                  (i) HCB is a corporation duly organized and validly existing under the laws of the State of Indiana and is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended ("BHCA").

                  (ii) HC Bank is a commercial bank duly organized and validly existing under the laws of the State of Indiana and is wholly owned by HCB. The deposits of HC Bank are insured by the Bank Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC") to the extent provided in the Federal Deposit Insurance Act, as amended ("FDIA"). HC Bank is a member of Federal Home Loan Bank of Indianapolis.

                  (iii) HCB and HC Bank each has all requisite corporate power and authority to own, lease and operate its properties and to conduct the business currently being conducted by it. HCB and HC Bank are each duly qualified to transact business and in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary, each of which jurisdictions is listed on HCB's Disclosure Letter, except where the failure to be so qualified would not have a Material Adverse Effect on HCB.

                  (iv) The Articles of Incorporation and Bylaws of HCB and HC Bank delivered with HCB's Disclosure Letter are complete and correct as of the date hereof.

            (b)   Subsidiaries.
                  ------------

                  (i) HCB's Disclosure Letter sets forth (i) the name, percentage ownership and number of shares of stock owned or controlled by HCB of each corporation, partnership, joint venture or other entity in which HCB has, directly or indirectly, an equity interest representing 5% or more of any class of the capital stock thereof or other equity interests therein (individually, a "SUBSIDIARY" and collectively, "SUBSIDIARIES"); (ii) the jurisdiction of incorporation, capitalization and ownership of each Subsidiary; (iii) the names of the officers and directors of each Subsidiary; and (iv) the jurisdictions in which each Subsidiary is qualified or licensed to do business as a foreign corporation. All such Subsidiaries and ownership interests are in compliance with all applicable laws, rules and regulations relating to direct investments in equity ownership interests.

                  (ii) HCB owns of record and beneficially all the capital stock of each of its Subsidiaries free and clear of any claims, liens, encumbrances or restrictions and there are no agreements or understandings with respect to the voting or disposition of any such shares.

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



Each of HCB's Subsidiaries is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect on HCB. The outstanding shares of capital stock of each Subsidiary have been validly authorized and issued and are validly outstanding, fully paid and nonassessable.

                  (iii) None of HCB's Subsidiaries holds shares of its capital stock in its treasury, and there are not, and on the Closing Date there will not be, outstanding any (i) options, warrants or other rights with respect to the capital stock of any Subsidiary, (ii) any securities convertible into or exchangeable for shares of such capital stock or any other debt or equity security of any Subsidiary or (iii) any other commitments of any kind for the issuance of additional shares of capital stock or other debt or equity security of any Subsidiary or options, warrants or other rights with respect to such securities.

                  (iv) No Subsidiary of HCB other than HC Bank is an "insured depository institution" as defined in the FDIA and the applicable regulations thereunder.

            (c)   Capital Structure.
                  -----------------

                  (i) The authorized capital stock of HCB consists of 1,000,000 shares of HCB Common Stock. As of the date of this Agreement: (A) 79,900 shares of HCB Common Stock were issued and outstanding, (B) no shares of HCB Common Stock were reserved for issuance, except that 4,000 shares of HCB Common Stock were reserved for issuance pursuant to the HCB Option Plan, and (C) no shares of HCB Common Stock were held by HCB in its treasury or by its Subsidiaries. The authorized capital stock of HC Bank consists of 8,000 shares of common stock, par value $100 per share. As of the date of this Agreement, 8,000 shares of such common stock were outstanding. All outstanding shares of capital stock of HCB are duly authorized and validly issued, fully paid and nonassessable and not subject to any preemptive rights and there are no agreements or understandings with respect to the voting or disposition of any such shares. HCB's Disclosure Letter sets forth a complete and accurate list of all outstanding options to purchase HCB Common Stock that have been granted pursuant to the HCB Option Plan, including the names of the option holders, dates of grant, exercise prices, dates of vesting, dates of termination and shares subject to each grant.

                  (ii) No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which shareholders of HCB may vote are issued or outstanding.

                  (iii) As of the date of this Agreement, except for the HCB Option Plan, HCB neither has nor is bound by any outstanding subscriptions, options, warrants, calls, rights, convertible securities, commitments or agreements of any character obligating HCB to issue, deliver or sell, or cause to be issued, delivered or sold, any additional shares of capital stock of HCB or obligating HCB to grant, extend or enter into any such subscription, option, warrant, call, right, convertible security, commitment or agreement. As of the date hereof, there are no outstanding contractual obligations of HCB to repurchase, redeem or otherwise acquire any shares of capital stock of HCB.

            (d)   Authority.
                  ---------

                  (i) HCB has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of HCB. This Agreement has been duly and validly executed and delivered by HCB and constitutes a valid and binding obligation of HCB, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity.

                  (ii) HC Bank has all requisite corporate power and authority to enter into the Plan of Bank Merger and to consummate the transactions contemplated thereby. The execution and delivery of the Plan of Bank Merger and the consummation of the transactions contemplated thereby have been duly authorized by the Board of Directors of HC Bank. The Plan of Bank Merger, upon execution and delivery by HC Bank, will be duly and validly executed and delivered by HC Bank and will constitute a valid and binding obligation of HC Bank, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity.

            (e) Shareholder Approval; Fairness Opinion. The affirmative vote of
                --------------------------------------
a majority of the outstanding shares of HCB Common Stock entitled to vote on this Agreement is the only vote of the shareholders of HCB required for approval of this Agreement and the consummation of the Merger and the related transactions contemplated hereby. HCB has received the written opinion of Young & Associates, Inc. to the effect that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the shareholders of HCB.

            (f) No Violations. The execution, delivery and performance of this
                -------------
Agreement by HCB do not, and the consummation of the transactions contemplated hereby will not, assuming receipt of all Requisite Regulatory Approvals and requisite shareholder approvals, constitute (i) a violation of any law, rule or regulation or any judgment, decree, order, governmental permit or license of HCB or any of its Subsidiaries, or to which HCB or any of its Subsidiaries (or any of their respective properties) is subject, (ii) a violation of the Articles of Incorporation or Bylaws of HCB or the similar organizational documents of any of its Subsidiaries or (iii) a breach or violation of, or a default under (or an event which, with due

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notice or lapse of time or both, would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of HCB or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which HCB or any of its Subsidiaries is a party, or to which any of their respective properties or assets may be subject. The consummation by HCB and HC Bank of the transactions (including the Bank Merger) contemplated hereby (exclusive of the effect of any changes effected pursuant to SECTION 1.9) will not require any approval, consent or waiver under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the approval, consent or waiver of any other party to any such agreement, indenture or instrument, other than
(x) the approval of the holders of a majority of the outstanding shares of HCB Common Stock entitled to vote and the approval of HCB as the sole shareholder of HC Bank and (y) the approval of the Office of Thrift Supervision ("OTS") under the Home Owners' Loan Act, as amended ("HOLA"), the approval of the Indiana Department of Financial Institutions ("IDFI"), the approval of the Board of Governors of the Federal Reserve System ("FRB") under the BHCA, if necessary (or the receipt of a waiver of such requirement), and the approval of the appropriate regulatory authority under Section 18(c) of the FDIA (collectively, the "REQUISITE REGULATORY APPROVALS") and (z) such approvals, consents or waivers as are required under the federal and state securities or "blue sky" laws in connection with the transactions contemplated by this Agreement. As of the date hereof, the executive officers of HCB know of no reason pertaining to HCB why any of the approvals referred to in this SECTION 2.3(F) or in SECTION 2.4(F) should not be obtained without the imposition of any material condition or restriction described in the proviso in SECTION 5.1(B).

            (g)   Reports and Financial Statements.
                  --------------------------------

                  (i) HCB and each of its Subsidiaries have each timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1996 with (A) the IDFI, (B) the FRB and (C) the FDIC (collectively, "HCB'S REPORTS"), and have paid all fees and assessments due and payable in connection therewith. As of their respective dates, none of HCB's Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                  (ii) Set forth in HCB's Disclosure Letter are true and complete copies of:

                        (A) the audited consolidated balance sheets of HCB and its Subsidiaries as of the end of last three fiscal years, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended; and

                        (B) the unaudited consolidated balance sheet of HCB and its Subsidiaries at March 31, 1999 and related consolidated statement of income for the three months then ended.

            The financial statements in the foregoing clauses (A) and (B) are collectively referred to herein as the "HCB FINANCIAL STATEMENTS." The HCB Financial Statements were prepared from the books and records of HCB and its Subsidiaries, fairly present the consolidated financial position of HCB and its Subsidiaries in each case at and as of the dates indicated and the consolidated results of operations, retained earnings and cash flows of HCB and its Subsidiaries for the periods indicated, and except as otherwise set forth in the notes thereto were prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods covered thereby; PROVIDED, HOWEVER, that the financial statements described in clause (C) above are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack a statement of cash flows and footnotes.

            (h) Absence of Certain Changes or Events. Since December 31, 1998,
                ------------------------------------
(i) HCB and its Subsidiaries have not incurred any material liability, except in the ordinary course of their business consistent with past practice, (ii) HCB and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course of such businesses, (iii) there has not been any Material Adverse Effect with respect to HCB, and (iv) there has been no change in any accounting principles, practices or methods of HCB or any of its Subsidiaries other than as required by GAAP.

            (i) Absence of Claims. No litigation, controversy, claim, action,
                -----------------
suit or other legal, administrative or arbitration proceeding before any court, governmental agency or arbitrator is pending against HCB or any of its Subsidiaries, and no such litigation, controversy, claim, action, suit or other proceeding has been threatened. To the knowledge of HCB, there are no investigations, reviews or inquiries by any court or governmental agency pending or threatened against HCB or any of its Subsidiaries.

            (j) Absence of Regulatory Actions. Since December 31, 1993, neither
                -----------------------------
HCB nor any of its Subsidiaries has been a party to any cease and desist order, written agreement or memorandum of understanding with, or any commitment letter or similar undertaking to, or has been subject to any action, proceeding, order or directive by, or has been a recipient of any extraordinary supervisory letter from any federal or state governmental authority charged with the supervision or regulation of depository institutions or depository institution holding companies or engaged in the insurance of bank and/or savings and loan deposits ("GOVERNMENT REGULATORS"), or has adopted any board resolutions at the request of any Government Regulator, or has been advised by any Government Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such action, proceeding, order, directive, cease and desist order, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking.

            (k) Taxes. All federal, state, local and foreign tax returns
                -----
required to be filed by or on behalf of HCB or any of its Subsidiaries have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and all such filed returns are complete and accurate in all material respects. All taxes shown on such returns, all taxes required to be shown on returns for which extensions have been granted and all other taxes required to be paid by HCB or any of its Subsidiaries have been paid in full or adequate provision has been made for any such taxes on HCB's balance sheet (in accordance with GAAP). For purposes of this SECTION 2.3(K), the term "taxes" shall include all income, franchise, gross receipts, real and personal property, real property transfer and gains, wage and employment taxes. As of the date of this Agreement, there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of HCB or any of its Subsidiaries, and no claim has been made by any authority in a jurisdiction where HCB or any of its Subsidiaries do not file tax returns that HCB or any such Subsidiary is subject to taxation in that jurisdiction. All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation relating to HCB or any of its Subsidiaries have been paid in full or adequate provision has been made for any such taxes on HCB's balance sheet (in accordance with GAAP). HCB and its Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect. HCB and each of its Subsidiaries has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party, and HCB and each of its Subsidiaries has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the IRC and similar applicable state and local information reporting requirements.

            (l)   Agreements.
                  ----------

                  (i) HCB's Disclosure Letter lists any contract, arrangement, commitment or understanding (whether written or oral) to which HCB or any of its Subsidiaries is a party or is bound:

                        (A) which would be a material contract as defined in
Item 601(b)(10) of Regulation S-K of the rules and regulations of the Securities and Exchange Commission ("SEC");

                        (B) with any executive officer or other key employee of HCB or any of its Subsidiaries the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving HCB or any of its Subsidiaries of the nature contemplated by this Agreement;

                        (C) with respect to the employment of any directors, officers employees or consultants;

                        (D) (including any stock option plan, phantom stock or stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the vesting or payment of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                        (E) containing covenants that limit the ability of HCB or any of its Subsidiaries to compete in any line of business or with any person, or that involve any restriction on the geographic area in which, or method by which, HCB (including any successor thereof) or any of its Subsidiaries may carry on its business (other than as may be required by law or any regulatory agency);

                        (F) pursuant to which HCB or any of its Subsidiaries may become obligated to invest in or contribute capital to any entity;

                        (G) not fully disclosed in the HCB Financial Statements that relates to borrowings of money (or guarantees thereof) by HCB or HC Bank, other than in the ordinary course of business; or

                        (H) which is a lease or license with respect to any property, real or personal, whether as landlord, tenant, licensor or licensee, involving a liability or obligation as obligor in excess of $10,000 on an annual basis.

            To the knowledge of HCB, each of the agreements and other documents referenced in HCB's Disclosure Letter with respect to this SECTION 2.3(L)(I) is a valid, binding and enforceable obligation of the parties sought to be bound thereby, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity. HCB has previously delivered to First Capital true and complete copies of each agreement and other documents referenced in HCB's Disclosure Letter with respect to this SECTION 2.3(L)(I).

                  (ii) Neither HCB nor any of its Subsidiaries is in default under (and no event has occurred which, with due notice or lapse of time or both, would constitute a default under) or is in violation of any provision of any note, bond, indenture, mortgage, deed of trust, loan agreement, lease or other agreement to which it is a party or by which it is bound or to which any of its respective properties or assets is subject.

                  (iii) HCB and each of its Subsidiaries owns or possesses valid and binding licenses and other rights to use without payment all patents, copyrights, trade secrets, trade names, servicemarks and trademarks used in its businesses, and neither HCB nor any of its Subsidiaries has received any notice of conflict with respect thereto that asserts the right of others. Each of HCB and its Subsidiaries has performed all the obligations required to be performed by it and are not in default under any contact, agreement, arrangement or commitment relating to any of the foregoing.

            (m) Labor Matters. HCB and its Subsidiaries are in material
                -------------
compliance with all applicable laws respecting employment, retention of independent contractors and employment practices, terms and conditions of employment and wages and hours. Neither HCB nor any of its Subsidiaries is or has ever been a party to, or is or has ever been bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization with respect to its employees, nor is HCB or any of its Subsidiaries the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel HCB or any of its Subsidiaries to bargain with any labor organization as to wages and conditions of employment, nor is there any strike, other labor dispute or organizational effort involving HCB or any of its Subsidiaries pending or overtly threatened.

            (n)   Employee Benefit Plans.
                  ----------------------

                  (i) HCB's Disclosure Letter contains a complete and accurate list of all pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, severance and other benefit plans, contracts, agreements and arrangements, including, but not limited to, "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), incentive and welfare policies, contracts, plans and arrangements and all trust agreements related thereto with respect to any present or former directors, officers or other employees of HCB or any of its Subsidiaries (hereinafter referred to collectively as the "HCB EMPLOYEE PLANS"). There has been no announcement or commitment by HCB or any of its Subsidiaries to create an additional HCB Employee Plan, or to amend any HCB Employee Plan, except for amendments required by applicable law which do not materially increase the cost of such HCB Employee Plan. With respect to each HCB Employee Plan, included with HCB's Disclosure Letter is a true and correct copy of (A) the annual report on the applicable form of the Form 5500 series filed with the Internal Revenue Service ("IRS") for the most recent three plan years, if required to be filed, (B) such HCB Employee Plan, including amendments thereto, (C) each trust agreement, insurance contract or other funding arrangement relating to such HCB Employee Plan, including amendments thereto,
(D) the most recent summary plan description and summary of material modifications thereto for such HCB Employee Plan, if the HCB Employee Plan is subject to Title I of ERISA, (E) the most recent actuarial report or valuation if such HCB Employee Plan is a HCB Pension Plan (as defined below) and any subsequent changes to the actuarial assumptions contained therein and (F) the most recent determination letter issued by the IRS if such HCB Employee Plan is a HCB Qualified Plan (as defined below).

                  (ii) There is no pending or threatened litigation, administrative action or proceeding relating to any HCB Employee Plan. All of the HCB Employee Plans comply in all material respects with all applicable requirements of ERISA, the IRC and other applicable laws. There has occurred no "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the IRC) with respect to the HCB Employee Plans which is likely to result in the imposition of any penalties or taxes under
Section 502(i) of ERISA or Section 4975 of the IRC upon HCB or any of its Subsidiaries.

                  (iii) No liability to the Pension Benefit Guarantee Corporation has been or is expected by HCB or any of its Subsidiaries to be incurred with respect to any HCB Employee Plan which is subject to Title IV of ERISA ("HCB PENSION PLAN"), or with respect to any "single-employer plan" (as defined in Section 4001(a) of ERISA) currently or formerly maintained by HCB or any entity which is considered one employer with HCB under Section 4001(b)(1) of ERISA or Section 414 of the IRC (an "ERISA AFFILIATE"). No HCB Pension Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, as of the last day of the end of the most recent plan year ending prior to the date hereof; the fair market value of the assets of each HCB Pension Plan exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under such HCB Pension Plan as of the end of the most recent plan year with respect to the respective HCB Pension Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such HCB Pension Plan as of the date hereof; and no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any HCB Pension Plan within the 12-month period ending on the date hereof. Neither HCB nor any of its Subsidiaries has provided, or is required to provide, security to any HCB Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to
Section 401(a)(29) of the IRC. Neither HCB, its Subsidiaries, nor any ERISA Affiliate has contributed to any "multiemployer plan," as defined in Section 3(37) of ERISA, on or after September 26, 1980.

                  (iv) Each HCB Employee Plan that is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to be qualified under Section 401(a) of the IRC (an "HCB QUALIFIED PLAN") has received a favorable determination letter from the IRS, and HCB and its Subsidiaries are not aware of any circumstances likely to result in revocation of any such favorable determination letter. Each HCB Qualified Plan that is an "employee stock ownership plan" (as defined in Section 4975(e)(7) of the IRC) has satisfied all of the applicable requirements of Sections 409 and 4975(e)(7) of the IRC and the regulations thereunder in all respects and any assets of any such HCB Qualified Plan that are not allocated to participants' individual accounts are pledged as security for, and may be applied to satisfy, any securities acquisition indebtedness.

                  (v) HCB and its Subsidiaries do not have any obligations for post-retirement or post-employment benefits under any HCB Employee Plan that cannot be amended or terminated upon 60 days' notice or less without incurring any liability thereunder, except for coverage required by Part 6 of Title I of ERISA or Section 4980B of the IRC, or similar state laws, the cost of which is borne by the insured individuals. With respect to HCB or any of its Subsidiaries, for the HCB Employee Plans listed in HCB's Disclosure Letter, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any payment or series of payments by HCB or any of its Subsidiaries to any person which is an "excess parachute payment" (as defined in Section 280G of the IRC), increase or secure (by way of a trust or other vehicle) any benefits payable under any HCB Employee Plan or accelerate the time of payment or vesting of any such benefit.

            (o) Title to Assets. HCB's Disclosure Letter contains a complete and
                ---------------
accurate list of all real property owned or leased by HCB or any of its Subsidiaries, including all properties of HCB or any of its Subsidiaries classified as "other real estate owned" or words of similar import (the "REAL PROPERTY"). To the knowledge of HCB, none of the buildings, structures or other improvements located on the Real Property encroaches upon or over any adjoining parcel or real estate or any easement or right-of-way. HCB and each of its Subsidiaries has good and marketable title to its properties and assets (including any intellectual property asset such as any trademark, service mark, tradename or copyright) and property acquired in a judicial foreclosure proceeding or by way of a deed in lieu of foreclosure or similar transfer, other than property as to which it is lessee, in which case the related lease is valid and in full force and effect. Each lease pursuant to which HCB or any of its Subsidiaries is lessor is valid and in full force and effect and no lessee under any such lease is in default or in violation of any provisions of any such lease. All material tangible properties of HCB and each of its Subsidiaries are in a good state of maintenance and repair, conform with all applicable ordinances, regulations and zoning laws and are considered by HCB to be adequate for the current business of HCB and its Subsidiaries.

            (p) Compliance with Laws. HCB and each of its Subsidiaries has all
                --------------------
permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, all federal, state, local and foreign governmental or regulatory bodies (each a "GOVERNMENTAL ENTITY") that are required in order to permit it to carry on its business as it is presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and no suspension or cancellation of any of them is threatened. Since the date of its incorporation, the corporate affairs of HCB have not been conducted in violation of any law, ordinance, regulation, order, writ, rule, decree or condition to approval of any Governmental Entity. The businesses of HCB and its Subsidiaries are not being conducted in violation of any law, ordinance, regulation, order, writ, rule, decree or condition to approval of any Governmental Entity.

            (q) Fees. Other than financial advisory services performed for HCB
                ----
by Young & Associates, Inc., pursuant to an agreement dated July 13, 1999, a true and complete copy of which has been previously delivered to First Capital, neither HCB nor any of its Subsidiaries, nor any of their respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for HCB or any of its Subsidiaries in connection with this Agreement or the transactions contemplated hereby.

            (r)   Environmental Matters.
                  ---------------------

                  (i)   With respect to HCB and each of its Subsidiaries:

                        (A) Each of HCB and its Subsidiaries, the Participation Facilities (as defined below), and, to HCB's knowledge, the Loan Properties (as defined below) are, and have been, in substantial compliance with, and are not liable under, all Environmental Laws (as defined below);

                        (B) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or threatened, before any court, governmental agency or board or other forum against HCB or any of its Subsidiaries or any Participation Facility (1) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (2) relating to the presence of or release into the environment of any Hazardous Material (as defined below), whether or not occurring at or on a site owned, leased or operated by HCB or any of its Subsidiaries or any Participation Facility;

                        (C) To HCB's knowledge, there is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or threatened before any court, governmental agency or board or other forum relating to or against any Loan Property (or HCB or any of its Subsidiaries in respect of such Loan Property) (1) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (2) relating to the presence of or release into the environment of any Hazardous Material, whether or not occurring at or on a site owned, leased or operated by a Loan Property;

                        (D) To HCB's knowledge, the properties currently owned or operated by HCB or any of its Subsidiaries (including, without limitation, soil, groundwater or surface water on or under the properties, and buildings thereon) are not contaminated with and do not otherwise contain any Hazardous Material other than as permitted under applicable Environmental Law;

                        (E) Neither HCB nor any of its Subsidiaries has received any notice, demand letter, executive or administrative order, directive or request for information from any Governmental Entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law;

                        (F) To HCB's knowledge, there are no underground storage tanks on, in or under any properties owned or operated by HCB or any of its Subsidiaries or any Participation Facility and no underground storage tanks have been closed or removed from any properties owned or operated by HCB or any of its Subsidiaries or any Participation Facility; and

                        (G) To HCB's knowledge, during the period of (1) HCB's or any of its Subsidiaries' ownership or operation of any of their respective current properties or (2) HCB's or any of its Subsidiaries' participation in the management of any Participation Facility, there has been no contamination by or release of Hazardous Materials in, on, under or affecting such properties. To HCB's knowledge, prior to the period of (1) HCB's or any of its Subsidiaries' ownership or operation of any of their respective current properties or (2) HCB's or any of its Subsidiaries' participation in the management of any Participation Facility, there was no contamination by or release of Hazardous Material in, on, under or affecting such properties.

                  (ii) The following definitions apply for purposes of this
SECTION 2.3(R) and SECTION 2.4(R):

                  "LOAN PROPERTY" means any property in which the applicable party (or a Subsidiary of it) holds a security interest and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

                   "PARTICIPATION FACILITY" means any facility in which the applicable party (or a Subsidiary of it) participates in the management (including all property held as trustee or in any other fiduciary capacity) and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

                   "ENVIRONMENTAL LAW" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, directive, executive or administrative order, judgment, decree, injunction, legal requirement or agreement with any Governmental Entity relating to (A) the protection, preservation or restoration of the environment (which includes, without limitation, air, water vapor, surface water, groundwater, drinking water supply, structures, soil, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety as it relates to Hazardous Materials, or (B) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, Hazardous Materials, in each case as amended and as now in effect. The term Environmental Law includes all federal, state and local laws, rules, regulations or requirements relating to the protection of the environment or health and safety, including, without limitation, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including, but not limited to, the Hazardous and Solid Waste Amendments thereto and Subtitle I relating to underground storage tanks), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970 as it relates to Hazardous Materials, the Federal Hazardous Substances Transportation Act, the Emergency Planning and Community Right-To-Know Act, the Safe Drinking Water Act, the Endangered Species Act, the National

Environmental Policy Act, the Rivers and Harbors Appropriation Act or any so-called "Superfund" or "Superlien" law, each as amended and as now or hereafter in effect.

                  "HAZARDOUS MATERIAL" means any substance (whether solid, liquid or gas) which is or could be detrimental to human health or safety or to the environment, currently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component. Hazardous Material includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance, oil or petroleum, or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos-containing material, urea formaldehyde foam insulation, and polychlorinated biphenyls.

            (s)   Loan Portfolio; Allowance; Asset Quality.
                  ----------------------------------------

                  (i) With respect to each loan owned by HCB or its Subsidiaries in whole or in part, to HCB's knowledge:

                        (A) the note and the related security documents are each legal, valid and binding obligations of the maker or obligor thereof, enforceable against such maker or obligor in accordance with their terms;

                        (B) neither HCB nor any of its Subsidiaries, nor any prior holder of a loan, has modified the note or any of the related security documents in any material respect or satisfied, canceled or subordinated the note or any of the related security documents except as otherwise disclosed by documents in the applicable loan file;

                        (C) HCB or a Subsidiary of HCB is the sole holder of legal and beneficial title to each loan (or HCB's or its Subsidiary's applicable participation interest, as applicable), except as otherwise referenced on the books and records of HCB or a Subsidiary of HCB;

                        (D) the note and the related security documents, copies of which are included in the loan files, are true and correct copies of the documents they purport to be and have not been suspended, amended, modified, canceled or otherwise changed except as otherwise disclosed by documents in the applicable loan file;

                        (E) there is no pending or threatened condemnation proceeding or similar proceeding affecting the property that serves as security for a loan, except as otherwise referenced on the books and records of HCB;

                        (F) there is no litigation or proceeding pending or threatened relating to the property that serves as security for a loan that would have a Material Adverse Effect upon the related loan; and

                        (G) with respect to a loan held in the form of a participation, the participation documentation is legal, valid, binding and enforceable in accordance with its terms.

                  (ii) The allowance for possible loan losses reflected in HCB's audited statement of condition at December 31, 1998 was, and the allowance for possible losses shown on the balance sheets in HCB's Reports for periods ending after December 31, 1998, in the opinion of management, was or will be adequate, as of the dates thereof, under GAAP.

                  (iii) HCB's Disclosure Letter sets forth by category the amounts of all loans, leases, advances, credit enhancements, other extensions of credit, commitments and interest-bearing assets of HCB and its Subsidiaries that have been classified (whether regulatory or internal) as "special mention," "substandard," "doubtful," "loss" or words of similar import, and HCB and its Subsidiaries shall promptly after the end of any month inform First Capital of any such classification arrived at any time after the date hereof. The "other real estate owned" or words of similar import included in any non-performing assets of HCB or any of its Subsidiaries is carried net of reserves at the lower of cost or fair value, less estimated selling costs, based on current independent appraisals or evaluations or current management appraisals or evaluations; PROVIDED, HOWEVER, that "current" shall mean within the past 12 months.

            (t) Deposits. None of the deposits of HCB or any of its Subsidiaries
                --------
is a "brokered" deposit.

            (u) Accounting Matters. Neither HCB nor any of its Subsidiaries or,
                ------------------
to the best of HCB's knowledge, any of its other affiliates has, through the date hereof, taken or agreed to take any action that would prevent First Capital from accounting for the Merger contemplated herein as a pooling-of-interests transaction, and HCB has no knowledge of any fact or circumstance relating to it that would prevent such accounting treatment.

            (v) Antitakeover Provisions Inapplicable. HCB and its Subsidiaries
                ------------------------------------
have taken all actions required to exempt HCB, HC Bank, the Agreement, the Merger and the Plan of Bank Merger from any provisions of an antitakeover nature in their organization certificates and bylaws, and the provisions of any federal or state "antitakeover," "fair price," "moratorium," "control share acquisition" or similar laws or regulations.

            (w) Material Interests of Certain Persons. No officer or director of
                -------------------------------------
HCB or any of its Subsidiaries, or any "associate" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934 ("EXCHANGE ACT")) of any such officer or director, has any interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of HCB or any of its Subsidiaries.

            (x) Insurance. In the opinion of management, HCB and its
                ---------
Subsidiaries are presently insured for amounts deemed reasonable by management with, to HCB's knowledge, financially sound insurance companies, against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. All of the insurance policies and bonds maintained by HCB and its Subsidiaries are in full force and effect, HCB and its Subsidiaries are not in default thereunder and all material claims thereunder have been filed in timely fashion.

            (y)   Investment Securities; Derivatives; Borrowings.
                  ----------------------------------------------

                  (i) Except for investments in Federal Home Loan Bank ("FHLB") stock, pledges to secure FHLB borrowings, reverse repurchase agreements entered into in arms-length transactions pursuant to normal commercial terms and conditions and entered into in the ordinary course of business and restrictions that exist for securities to be classified as "held to maturity," none of the investments reflected in the consolidated balance sheet of HCB as of December 31, 1998, and none of the investment securities acquired by it or any of its Subsidiaries since December 31, 1998, is subject to any restriction (contractual or statutory) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time.

                  (ii) Except for adjustable-rate mortgage loans and adjustable-rate FHLB advances, neither HCB nor any Subsidiary of HCB is a party to or has agreed to enter into an exchange-traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is a derivative contract (including various combinations thereof) or owns securities that (A) are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or (B) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes.

                  (iii) Set forth in HCB's Disclosure Letter is a true and complete list of HCB's borrowed funds (excluding deposit accounts) as of the date hereof.

            (z) Indemnification. Except as provided in the Articles of
                ---------------
Incorporation or Bylaws of HCB or the similar governing documents of its Subsidiaries, neither HCB nor any Subsidiary of HCB is a party to any agreement that provides for the indemnification of any of its present or future directors, officers, employees or other persons who serve or served in any other capacity with any other enterprise at the request of HCB, and, to the knowledge of HCB, there are no claims for which any person would be entitled to indemnification under the Articles of Incorporation or Bylaws of HCB or the similar governing documents of any of its Subsidiaries, under any applicable law or regulation or under any indemnification agreement.

            (aa) Books and Records. The books and records of HCB and its
                 -----------------
Subsidiaries on a consolidated basis have been, and are being, maintained in accordance with applicable legal and accounting requirements and reflect in all material respects the substance of events and transactions that should be included therein.

            (bb) Corporate Documents. The minute books of HCB constitute a
                 -------------------
complete and correct record of all actions taken by its board of directors (and each committee thereof) and its shareholders. The minute books of each of HCB's Subsidiaries constitutes a complete and correct record of all actions taken by the respective boards of directors (and each committee thereof) and the shareholders of each such Subsidiary.

            (cc) Tax Treatment of the Merger. As of the date hereof, HCB has no
                 ---------------------------
knowledge of any fact or circumstance relating to it that would prevent the transactions contemplated by this Agreement from qualifying as a tax-free reorganization under the IRC.

            (dd) Beneficial Ownership of First Capital Common Stock. As of the
                 --------------------------------------------------
date hereof, HCB beneficially owns 25,000 shares of First Capital Common Stock and does not have any option, warrant or right of any kind to acquire the beneficial ownership of any shares of First Capital Common Stock.

            (ee) Year 2000 Matters. HCB has completed a review of its computer
                 -----------------
systems to identify systems that could be affected by the "Year 2000" issue and reasonably believes it has identified all such Year 2000 problems. HCB's management has developed and commenced implementation of a plan which is designed to complete any required initial changes to its computer systems ("HCB Y2K PLAN") and to complete testing of those changes by September 30, 1999. Year 2000 issues have not had, and are not reasonably expected to have, a Material Adverse Effect on HCB.

            (ff) Registration Statement. The information regarding HCB and its
                 ----------------------
Subsidiaries to be supplied by HCB for inclusion in the Registration Statement on Form S-4 to be filed by First Capital with the SEC under the Securities Act of 1933, as amended ("SECURITIES ACT") for the purpose of registering the shares of First Capital Common Stock to be issued to HCB's shareholders in the Merger (including the joint proxy statement and prospectus ("JOINT PROXY STATEMENT-PROSPECTUS") constituting a part thereof) (as amended or supplemented from time to time, the "REGISTRATION STATEMENT"), will not, at the time the Registration Statement becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

            (gg) Community Reinvestment Act Compliance. HC Bank is in compliance
                 -------------------------------------
with the applicable provisions of the Community Reinvestment Act ("CRA") and the regulations promulgated thereunder, and HC Bank currently has a CRA rating of satisfactory or better. To HCB's knowledge, there is no fact or circumstance or set of facts or circumstances that would cause HC Bank to fail to comply with such provisions or cause the CRA rating of HC Bank to fall below satisfactory.

            (hh) Undisclosed Liabilities. As of the date hereof, HCB and its
                 -----------------------
Subsidiaries have not incurred any debt, liability or obligation of any nature whatsoever (whether accrued, contingent, absolute or otherwise and whether due or to become due) except for (i) liabilities reflected on or reserved against in the consolidated financial statements of HCB as of December 31, 1998, and (ii) liabilities incurred since December 31, 1998 in the ordinary course of business consistent with past practice that, either alone or when combined with all similar liabilities, have not had, and would not reasonably be expected to have, a Material Adverse Effect on HCB.

           Section 2.4. Representations and Warranties of First Capital. Subject
                        -----------------------------------------------
to SECTIONS 2.1 AND 2.2, First Capital represents and warrants to HCB, with respect to itself, Merger Sub and First Federal, that, except as specifically disclosed in First Capital's Disclosure Letter:

            (a)   Organization; Qualification.
                  ---------------------------

                  (i) First Capital is a corporation duly organized and validly existing under the laws of the State of Indiana and is registered as a savings and loan holding company under the HOLA.

                  (ii) First Federal is a stock savings bank duly organized and validly existing under the laws of the United States and is wholly owned by First Capital. The deposits of First Federal are insured by the Savings Association Insurance Fund of the FDIC to the extent provided in the FDIA. First Federal is a member of Federal Home Loan Bank of Indianapolis.

                  (iii) Merger Sub is a corporation duly organized and validly existing under the laws of the State of Indiana. Merger Sub does not currently conduct any business.

                  (iv) First Capital and First Federal each has all requisite corporate power and authority to own, lease and operate its properties and to conduct the business currently being conducted by it. First Capital and First Federal are each duly qualified to transact business and in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary, each of which jurisdictions is listed on First Capital's Disclosure Letter, except where the failure to be so qualified would not have a Material Adverse Effect on First Capital.

                  (v) The Articles of Incorporation and Bylaws of First Capital and Merger Sub and the Federal Stock Charter and Bylaws of First Federal delivered with First Capital's Disclosure Letter are complete and correct as of the date hereof.

            (b)   Subsidiaries.
                  ------------

                  (i) First Capital's Disclosure Letter sets forth (i) the name, percentage ownership and number of shares of stock owned or controlled by First Capital of each corporation, partnership, joint venture or other entity in which First Capital has, directly or indirectly, an equity interest representing 5% or more of any class of the capital stock thereof or other equity interests therein (individually, a "SUBSIDIARY" and collectively, "SUBSIDIARIES"); (ii) the jurisdiction of incorporation, capitalization and ownership of each Subsidiary other than First Federal; (iii) the names of the officers and directors of each Subsidiary other than First Federal; and (iv) the jurisdictions in which each Subsidiary is qualified or licensed to do business as a foreign corporation. All such Subsidiaries and ownership interests are in compliance with all applicable laws, rules and regulations relating to direct investments in equity ownership interests.

                  (ii) First Capital owns of record and beneficially all the capital stock of each of its Subsidiaries free and clear of any claims, liens, encumbrances or restrictions and there are no agreements or understandings with respect to the voting or disposition of any such shares. Each of First Capital's Subsidiaries is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect on First Capital. The outstanding shares of capital stock of each Subsidiary have been validly authorized and issued and are validly outstanding, fully paid and nonassessable.

                  (iii) None of First Capital's Subsidiaries holds shares of its capital stock in its treasury, and there are not, and on the Closing Date there will not be, outstanding any (i) options, warrants or other rights with respect to the capital stock of any Subsidiary, (ii) any securities convertible into or exchangeable for shares of such capital stock or any other debt or equity security of any Subsidiary or (iii) any other commitments of any kind for the issuance of additional shares of capital stock or other debt or equity security of any Subsidiary or options, warrants or other rights with respect to such securities.

                  (iv) No Subsidiary of First Capital other than First Federal is an "insured depository institution" as defined in the FDIA, and the applicable regulations thereunder.


            (c)   Capital Structure.
                  -----------------

                  (i) The authorized capital stock of First Capital consists of 5,000,000 shares of First Capital Common Stock and 1,000,000 shares of preferred stock, par value $.01 per share ("FIRST CAPITAL PREFERRED STOCK"). As of the date of this Agreement:
(A) 1,291,824 shares of First Capital Common Stock were issued and outstanding, exclusive of shares held in treasury, (B) no shares of First Capital Preferred Stock were issued and outstanding, (C) no shares of First Capital Common Stock were reserved for issuance, except that 40,077 shares of First Capital Common Stock were reserved for issuance pursuant to First Capital's 1994 Stock Option Plan ("FIRST CAPITAL OPTION PLAN"), (D) no shares of First Capital Preferred Stock were reserved for issuance, and (E) no shares of First Capital Common Stock were held by First Capital in its treasury or by First Federal. The authorized capital stock of First Federal consists of 4,000,000 shares of common stock, par value $1.00 per share, and 1,000,000 shares of preferred stock, par value $1.00 per share. As of the date of this Agreement, 1,000 shares of such common stock were outstanding and no shares of such preferred stock were outstanding. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $.01 per share. As of the date of this Agreement, 100 shares of such common stock were issued and outstanding. All outstanding shares of capital stock of First Capital are duly authorized and validly issued, fully paid and nonassessable and not subject to any preemptive rights and there are no agreements or understandings with respect to the voting or disposition of any such shares.

                  (ii) No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which shareholders of First Capital may vote are issued or outstanding.

                  (iii) As of the date of this Agreement, except for this Agreement and the First Capital Option Plan, First Capital neither has, nor is bound by any outstanding subscriptions, options, warrants, calls, rights, convertible securities, commitments or agreements of any character obligating First Capital to issue, deliver or sell, or cause to be issued, delivered or sold, any additional shares of capital stock of First Capital or obligating First Capital to grant, extend or enter into any such subscription, option, warrant, call, right, convertible security, commitment or agreement. As of the date hereof, there are no outstanding contractual obligations of First Capital to repurchase, redeem or otherwise acquire any shares of capital stock of First Capital.

            (d)   Authority.
                  ---------

                  (i) First Capital and Merger Sub each have the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Boards of Directors of each of First Capital and Merger Sub. This Agreement has been duly and validly executed and delivered by First Capital and Merger Sub and constitutes a valid and binding obligation of First Capital and Merger Sub, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity.

                  (ii) First Federal has all requisite corporate power and authority to enter into the Plan of Bank Merger and to consummate the transactions contemplated thereby. The execution and delivery of the Plan of Bank Merger and the consummation of the transactions contemplated thereby have been duly authorized by the Board of Directors of First Federal. The Plan of Bank Merger, upon execution and delivery by First Federal, will be duly and validly executed and delivered by First Federal and will constitute a valid and binding obligation of First Federal, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity.

            (e) Shareholder Approval; Fairness Opinion. The affirmative vote of
                --------------------------------------
a majority of the outstanding shares of First Capital Common Stock entitled to vote on this Agreement is the only vote of the shareholders of First Capital required for approval of the Agreement and the consummation of the Merger and the related transactions contemplated hereby. First Capital has received the written opinion of Charles Webb & Company, a Division of Keefe, Bruyette & Woods, Inc. to the effect that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to shareholders of First Capital.

            (f) No Violations. The execution, delivery and performance of this
                -------------
Agreement by First Capital do not, and the consummation of the transactions contemplated hereby will not, assuming receipt of all Requisite Regulatory Approvals and requisite shareholder approvals, constitute (i) a violation of any law, rule or regulation or any judgment, decree, order, governmental permit or license of First Capital or any of its Subsidiaries, or to which First Capital or any of its Subsidiaries (or any of their respective properties) is subject,
(ii) a violation of the Articles of Incorporation or Bylaws of First Capital or similar organizational documents of any of its Subsidiaries or (iii) a breach or violation of, or a default under (or an event which, with due notice or lapse of time or both, would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of First Capital or any of its Subsidiaries, under any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which First Capital or any of its Subsidiaries is a party, or to which any of their respective properties or assets may be subject. The consummation by First Capital and First Federal of the transactions (including the Bank Merger) contemplated hereby (exclusive of the effect of any changes effected pursuant to SECTION 1.9) will not require any approval, consent or waiver under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the approval, consent or waiver of any other party to any such agreement, indenture or instrument, other than (1) the approval of the holders of a majority of the outstanding shares of First Capital Common Stock and the approval of First Capital as the sole shareholder of Merger Sub and First Federal, (2) the Requisite Regulatory Approvals and (3) such approvals, consents or waivers as are required under the federal and state securities or "blue sky" laws in connection with the transactions contemplated by this Agreement. As of the date hereof, the executive officers of First Capital know of no reason pertaining to First Capital why any of the approvals referred to in this SECTION 2.4(F) should not be obtained without the imposition of any material condition or restriction described in the last proviso in SECTION 5.1(B).

            (g)   Reports and Financial Statements.
                  --------------------------------

                  (i) First Capital and each of its Subsidiaries have timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1996 with (A) the OTS, (B) the SEC, (C) the National Association of Securities Dealers ("NASD"), and (D) the FDIC (collectively, "FIRST CAPITAL'S REPORTS"), and have paid all fees and assessments due and payable in connection therewith. As of their respective dates, none of First Capital's Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. All of First Capital's Reports filed with the SEC complied in all material respects with the applicable requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder.

                  (ii) Each of the financial statements of First Capital included in First Capital's Reports filed with the SEC complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The financial statements included in First Capital's Reports were prepared from the books and records of First Capital and its Subsidiaries, fairly present the consolidated financial position of First Capital and its Subsidiaries in each case at and as of the dates indicated and the consolidated results of operations, retained earnings and cash flows of First Capital and its Subsidiaries for the periods indicated, and except as otherwise set forth in the notes thereto were prepared in accordance with GAAP consistently applied throughout the periods covered thereby; PROVIDED, HOWEVER, that the unaudited financial statements for interim periods are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack a statement of cash flows and footnotes.

            (h) Absence of Certain Changes or Events. Except as disclosed in
                ------------------------------------
First Capital's Reports filed with the SEC prior to the date of this Agreement, since June 30, 1998, (i) First Capital and its Subsidiaries have not incurred any material liability, except in the ordinary course of their business consistent with past practice, (ii) First Capital and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course of such businesses, (iii) there has not been any Material Adverse Effect with respect to First Capital, and (iv) there has been no change in any accounting principles, practices or methods of First Capital or any of its Subsidiaries other than as required by GAAP.

            (i) Absence of Claims. No litigation, controversy, claim, action,
                -----------------
suit or other legal, administrative or arbitration proceeding before any court, governmental agency or arbitrator is pending against First Capital or any of its Subsidiaries, and, to First Capital's knowledge, no such litigation, controversy, claim, action, suit or other proceeding has been threatened. To the knowledge of First Capital, there are no investigations, reviews or inquiries by any court or governmental agency pending or threatened against First Capital or any of its Subsidiaries.

            (j) Absence of Regulatory Actions. Since December 31, 1993, neither
                -----------------------------
First Capital nor First Federal has been a party to any cease and desist order, written agreement or memorandum of understanding with, or any commitment letter or similar written undertaking to, or has been subject to any action, proceeding, order or directive by, or has been a recipient of any extraordinary supervisory letter from any Government Regulator, or has adopted any board resolutions at the request of any Government Regulator, or has been advised by any Government Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such action, proceeding, order, directive, cease and desist order, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar written undertaking.

            (k) Taxes. All federal, state, local and foreign tax returns
                -----
required to be filed by or on behalf of First Capital or any of its Subsidiaries have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and all such filed returns are complete and accurate in all material respects. All taxes shown on such returns, all taxes required to be shown on returns for which extensions have been granted and all other taxes required to be paid by First Capital or any of its Subsidiaries have been paid in full or adequate provision has been made for any such taxes on First Capital's balance sheet (in accordance with GAAP). For purposes of this SECTION 2.4(K), the term "taxes" shall include all income, franchise, gross receipts, real and personal property, real property transfer and gains, wage and employment taxes. As of the date of this Agreement, there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of First Capital or any of its Subsidiaries, and no claim has been made by any authority in a jurisdiction where First Capital or any of its Subsidiaries do not file tax returns that First Capital or any such Subsidiary is subject to taxation in that jurisdiction. All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation relating to First Capital or any of its Subsidiaries have been paid in full or adequate provision has been made for any such taxes on First Capital's balance sheet (in accordance with GAAP). First Capital and its Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect. First Capital and each of its Subsidiaries have withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party, and First Capital and each of its Subsidiaries have timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the IRC and similar applicable state and local information reporting requirements.

            (l)   Agreements.
                  ----------

                  (i) First Capital's Disclosure Letter lists any contract, arrangement, commitment or understanding (whether written or oral) to which First Capital or any of its Subsidiaries is a party or is bound:

                        (A) which is a material contract as defined in Item 601(b)(10) of Regulation S-K of the rules and regulations of the SEC;

                        (B) with any executive officer or other key employee of First Capital or any of its Subsidiaries the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving First Capital or any of its Subsidiaries of the nature contemplated by this Agreement;

                        (C) with respect to the employment of any directors, officers employees or consultants;

                        (D) (including any stock option plan, phantom stock or stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the vesting or payment of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                        (E) containing covenants that limit the ability of First Capital or any of its Subsidiaries to compete in any line of business or with any person, or that involve any restriction on the geographic area in which, or method by which, First Capital (including any successor thereof) or any of its Subsidiaries may carry on its business (other than as may be required by law or any regulatory agency);

                        (F) pursuant to which First Capital or any of its Subsidiaries may become obligated to invest in or contribute capital to any entity;

                        (G) not fully disclosed in the First Capital's Reports that relates to borrowings of money (or guarantees thereof) by First Capital or First Federal, other than in the ordinary course of business; or

                        (H) which is a lease or license with respect to any property, real or personal, whether as landlord, tenant, licensor or licensee, involving a liability or obligation as obligor in excess of $10,000 on an annual basis.

            To the knowledge of First Capital, each of the agreements and other documents referenced in First Capital's Disclosure Letter with respect to this
SECTION 2.4(L)(I) is a valid,
binding and enforceable obligation of the parties sought to be bound thereby, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity. First Capital has previously delivered to HCB true and complete copies of each agreement and other documents referenced in First Capital's Disclosure Letter with respect to this
SECTION 2.4(L)(I).

                  (ii) Neither First Capital nor any of its Subsidiaries is in default under (and no event has occurred which, with due notice or lapse of time or both, would constitute a default under) or is in violation of any provision of any note, bond, indenture, mortgage, deed of trust, loan agreement, lease or other agreement to which it is a party or by which it is bound or to which any of its respective properties or assets is subject.

                  (iii) First Capital and each of its Subsidiaries owns or possesses valid and binding licenses and other rights to use without payment all patents, copyrights, trade secrets, trade names, servicemarks and trademarks used in its businesses, and neither First Capital nor any of its Subsidiaries has received any notice of conflict with respect thereto that asserts the right of others. Each of First Capital and its Subsidiaries has performed all the obligations required to be performed by it and are not in default under any contract, agreement, arrangement or commitment relating to any of the foregoing.

            (m) Labor Matters. First Capital and its Subsidiaries are in
                -------------
material compliance with all applicable laws respecting employment, retention of independent contractors and employment practices, terms and conditions of employment and wages and hours. Neither First Capital nor any of its Subsidiaries is or has ever been a party to, or is or has ever been bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization with respect to its employees, nor is First Capital or any of its Subsidiaries the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel First Capital or any of its Subsidiaries to bargain with any labor organization as to wages and conditions of employment, nor is there any strike, other labor dispute or organizational effort involving First Capital or any of its Subsidiaries pending or overtly threatened.

            (n)   Employee Benefit Plans.
                  ----------------------

                  (i) First Capital's Disclosure Letter contains a complete and accurate list of all pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, severance and other benefit plans, contracts, agreements and arrangements, including, but not limited to, "employee benefit plans," as defined in Section 3(3) of ERISA, incentive and welfare policies, contracts, plans and arrangements and all trust agreements related thereto with respect to any present or former directors, officers or other employees of First Capital or any of its Subsidiaries (hereinafter referred to collectively as the "FIRST CAPITAL EMPLOYEE PLANS").

Except as set forth in First Capital's Disclosure Letter, there has been no announcement or commitment by First Capital or any of its Subsidiaries to create an additional First Capital Employee Plan, or to amend any First Capital Employee Plan, except for amendments required by applicable law which do not materially increase the cost of such First Capital Employee Plan.

                  (ii) There is no pending or threatened litigation, administrative action or proceeding relating to any First Capital Employee Plan. All of the First Capital Employee Plans comply in all material respects with all applicable requirements of ERISA, the IRC and other applicable laws. There has occurred no "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the IRC) with respect to the First Capital Employee Plans which is likely to result in the imposition of any penalties or taxes under Section 502(i) of ERISA or Section 4975 of the IRC upon First Capital or any of its Subsidiaries.

                  (iii) No liability to the Pension Benefit Guarantee Corporation has been or is expected by First Capital or any of its Subsidiaries to be incurred with respect to any First Capital Employee Plan which is subject to Title IV of ERISA ("FIRST CAPITAL PENSION PLAN"), or with respect to any "single-employer plan" (as defined in Section 4001(a) of ERISA) currently or formerly maintained by First Capital or any ERISA Affiliate. No First Capital Pension Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, as of the last day of the end of the most recent plan year ending prior to the date hereof; the fair market value of the assets of each First Capital Pension Plan exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under such First Capital Pension Plan as of the end of the most recent plan year with respect to the respective First Capital Pension Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such First Capital Pension Plan as of the date hereof; and no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any First Capital Pension Plan within the 12-month period ending on the date hereof. Neither First Capital nor any of its Subsidiaries has provided, or is required to provide, security to any First Capital Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the IRC. Neither First Capital, any of its Subsidiaries, nor any ERISA Affiliate has contributed to any "multiemployer plan," as defined in Section 3(37) of ERISA, on or after September 26, 1980.

                  (iv) Each First Capital Employee Plan that is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to be qualified under Section 401(a) of the IRC (a "FIRST CAPITAL QUALIFIED PLAN") has received a favorable determination letter from the IRS, and First Capital and its Subsidiaries are not aware of any circumstances likely to result in revocation of any such favorable determination letter. Each First Capital Qualified Plan that is an "employee stock ownership plan" (as defined in Section 4975(e)(7) of the IRC) has satisfied all of the applicable requirements of Sections 409 and 4975(e)(7) of the IRC and the regulations thereunder in all respects and any assets of any such

First Capital Qualified Plan that are not allocated to participants' individual accounts are pledged as security for, and may be applied to satisfy, any securities acquisition indebtedness.

                  (v) First Capital and its Subsidiaries do not have any obligations for post-retirement or post-employment benefits under any First Capital Employee Plan that cannot be amended or terminated upon 60 days' notice or less without incurring any liability thereunder, except for coverage required by Part 6 of Title I of ERISA or Section 4980B of the IRC, or similar state laws, the cost of which is borne by the insured individuals. With respect to First Capital or any of its Subsidiaries, for the First Capital Employee Plans listed in First Capital's Disclosure Letter, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any payment or series of payments by First Capital or any of its Subsidiaries to any person which is an "excess parachute payment" (as defined in Section 280G of the IRC), increase or secure (by way of a trust or other vehicle) any benefits payable under any First Capital Employee Plan or accelerate the time of payment or vesting of any such benefit.

            (o) Title to Assets. First Capital's Disclosure Letter contains a
                ---------------
complete and accurate list of all real property owned or leased by First Capital or any of its Subsidiaries, including all properties of First Capital or any of its subsidiaries classified as "real estate owned" or words of similar import (the "REAL PROPERTY"). To the knowledge of First Capital, none of the buildings, structures or other improvements located on the Real Property encroaches upon or over any adjoining parcel or real estate or any easement or right-of-way. First Capital and each of its Subsidiaries has good and marketable title to its properties and assets (including any intellectual property asset such as any trademark, service mark, tradename or copyright) and property acquired in a judicial foreclosure proceeding or by way of a deed in lieu of foreclosure or similar transfer, other than property as to which it is lessee, in which case the related lease is valid and in full force and effect. Each lease pursuant to which First Capital or any of its Subsidiaries is lessor is valid and in full force and effect and no lessee under any such lease is in default or in violation of any provisions of any such lease. All material tangible properties of First Capital and each of its Subsidiaries are in a good state of maintenance and repair, conform with all applicable ordinances, regulations and zoning laws and are considered by First Capital to be adequate for the current business of First Capital and its Subsidiaries.

            (p) Compliance with Laws. Each of First Capital and each of its
                --------------------
Subsidiaries has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities that are required in order to permit it to carry on its business as it is presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and, to First Capital's knowledge, no suspension or cancellation of any of them is threatened. Since the date of its incorporation, the corporate affairs of First Capital have not been conducted in violation of any law, ordinance, regulation, order, writ, rule, decree or condition to approval of any Governmental Entity. The businesses of First Capital and its Subsidiaries are not being conducted in violation of any law, ordinance, regulation, order, writ, rule, decree or condition to approval of any Governmental Entity.

            (q) Fees. Other than the financial advisory services performed for
                ----
First Capital by Charles Webb & Company, a Division of Keefe, Bruyette & Woods, Inc., pursuant to an agreement dated June 3, 1999, a true and complete copy of which has been previously delivered to HCB, neither First Capital nor any of its Subsidiaries, nor any of their respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for First Capital or any of its Subsidiaries in connection with this Agreement or the transactions contemplated hereby.

            (r) Environmental Matters. With respect to First Capital and each of
                ---------------------
its Subsidiaries:

                  (i) Each of First Capital and its Subsidiaries, the Participation Facilities and, to First Capital's knowledge, the Loan Properties are, and have been, in substantial compliance with, and are not liable under, all Environmental Laws;

                  (ii) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or threatened, before any court, governmental agency or board or other forum against First Capital or any of its Subsidiaries or any Participation Facility
(A) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (B) relating to the presence of or release into the environment of any Hazardous Material, whether or not occurring at or on a site owned, leased or operated by First Capital or any of its Subsidiaries or any Participation Facility;

                  (iii) To First Capital's knowledge, there is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or threatened before any court, governmental agency or board or other forum relating to or against any Loan Property (or First Capital or any of its Subsidiaries in respect of such Loan Property) (A) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (B) relating to the presence of or release into the environment of any Hazardous Material, whether or not occurring at or on a site owned, leased or operated by a Loan Property;

                  (iv) To First Capital's knowledge, the properties currently owned or operated by First Capital or any of its Subsidiaries (including, without limitation, soil, groundwater or surface water on or under the properties, and buildings thereon) are not contaminated with and do not otherwise contain any Hazardous Material other than as permitted under applicable Environmental Law;

                  (v) Neither First Capital nor any of its Subsidiaries has received any notice, demand letter, executive or administrative order, directive or request for information from any Governmental Entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law;

                  (vi) To First Capital's knowledge, there are no underground storage tanks on, in or under any properties owned or operated by First Capital or any of its Subsidiaries any Participation Facility and no underground storage tanks have been closed or removed from any properties owned or operated by First Capital or any of its Subsidiaries or any Participation Facility; and

                  (vii) To First Capital's knowledge, during the period of (A) First Capital's or any of its Subsidiaries' ownership or operation of any of their respective current properties or (B) First Capital's or any of its Subsidiaries' participation in the management of any Participation Facility, there has been no contamination by or release of Hazardous Materials in, on, under or affecting such properties. To First Capital's knowledge, prior to the period of (x) First Capital's or any of its Subsidiaries' ownership or operation of any of their respective current properties or (y) First Capital's or any of its Subsidiaries' participation in the management of any Participation Facility, there was no contamination by or release of Hazardous Material in, on, under or affecting such properties.

            (s)   Loan Portfolio; Allowance; Asset Quality.
                  ----------------------------------------

                  (i) With respect to each loan owned by First Capital or its Subsidiaries in whole or in part, to First Capital's knowledge:

                        (A) the note and the related security documents are each legal, valid and binding obligations of the maker or obligor thereof, enforceable against such maker or obligor in accordance with their terms;

                        (B) neither First Capital nor any of its Subsidiaries, nor any prior holder of a loan, has modified the note or any of the related security documents in any material respect or satisfied, canceled or subordinated the note or any of the related security documents except as otherwise disclosed by documents in the applicable loan file;

                        (C) First Capital or a Subsidiary of First Capital is the sole holder of legal and beneficial title to each loan (or First Capital's or its Subsidiary's applicable participation interest, as applicable), except as otherwise referenced on the books and records of First Capital or a Subsidiary;

                        (D) the note and the related security documents, copies of which are included in the loan files, are true and correct copies of the documents they purport to be and have not been suspended, amended, modified, canceled or otherwise changed except as otherwise disclosed by documents in the applicable loan file;

                        (E) there is no pending or threatened condemnation proceeding or similar proceeding affecting the property that serves as security for a loan, except as otherwise referenced on the books and records of First Capital;

                        (F) there is no litigation or proceeding pending or threatened relating to the property that serves as security for a loan that would have a Material Adverse Effect upon the related loan; and

                        (G) with respect to a loan held in the form of a participation, the participation documentation is legal, valid, binding and enforceable in accordance with its terms.

                  (ii) The allowance for possible loan losses reflected in First Capital's audited statement of condition at June 30, 1998 was, and the allowance for possible losses shown on the balance sheets in First Capital's Reports for periods ending after June 30, 1998, in the opinion of management, was or will be adequate, as of the dates thereof, under GAAP.

                  (iii) First Capital's Disclosure Letter sets forth by category the amounts of all loans, leases, advances, credit enhancements, other extensions of credit, commitments and interest-bearing assets of First Capital and its Subsidiaries that have been classified (whether regulatory or internal) as "special mention," "substandard," "doubtful," "loss," or words of similar import, and First Capital and First Federal shall promptly after the end of any month inform HCB of any such classification arrived at any time after the date hereof. The "real estate owned" or words of similar import included in any non-performing assets of First Capital or any of its Subsidiaries is carried net of reserves at the lower of cost or fair value, less estimated selling costs, based on current independent appraisals or evaluations or current management appraisals or evaluations; PROVIDED, HOWEVER, that "current" shall mean within the past 12 months.

            (t) Deposits. None of the deposits of First Capital or any of its
                --------
Subsidiaries is a "brokered" deposit.

            (u) Accounting Matters. Neither First Capital nor any of its
                ------------------
Subsidiaries or, to the best of First Capital's knowledge, any of its other affiliates has, through the date hereof, taken or agreed to take any action that would prevent First Capital from accounting for the merger contemplated herein as a pooling-of-interests transaction, and First Capital has no knowledge of any fact or circumstance relating to it that would prevent such accounting treatment.

            (v) Antitakeover Provisions Inapplicable. First Capital and its
                ------------------------------------
Subsidiaries have taken all actions required to exempt First Capital, Merger Sub, First Federal, the Agreement, the Merger and the Plan of Bank Merger from any provisions of an antitakeover nature in their organization certificates and bylaws, and the provisions of any federal or state "antitakeover," "fair price," "moratorium," "control share acquisition" or similar laws or regulations.

            (w) Material Interests of Certain Persons. Except as disclosed in
                -------------------------------------
First Capital's Reports, no officer or director of First Capital or any of its Subsidiaries, or any "associate" (as such term is defined in Rule 12b-2 under the Exchange Act) of any such officer or director, has any interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of First Capital or any of its Subsidiaries.

            (x) Insurance. In the opinion of management, First Capital and its
                ---------
Subsidiaries are presently insured for amounts deemed reasonable by management with, to First Capital's knowledge, financially sound insurance companies, against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. All of the insurance policies and bonds maintained by First Capital and its Subsidiaries are in full force and effect, First Capital and its Subsidiaries are not in default thereunder and all material claims thereunder have been filed in timely fashion.

            (y)   Investment Securities; Derivatives; Borrowing.
                  ---------------------------------------------

                  (i) Except for investments in FHLB stock, pledges to secure FHLB borrowings, reverse repurchase agreements entered into in arms-length transactions pursuant to normal commercial terms and conditions and entered into in the ordinary course of business and restrictions that exist for securities to be classified as "held to maturity," none of the investments reflected in the consolidated balance sheet of First Capital as of March 31, 1999, and none of the investment securities acquired by it or any of its Subsidiaries since March 31, 1999 is subject to any restriction (contractual or statutory) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time.

                  (ii) Except for adjustable-rate mortgages and adjustable-rate FHLB advances, neither First Capital nor any Subsidiary of First Capital is a party to or has agreed to enter into an exchange-traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is a derivative contract (including various combinations thereof) or owns securities that (A) are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or
(B) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes.

                  (iii) Set forth in First Capital's Disclosure Letter is a true and complete list of First Capital's borrowed funds (excluding deposit accounts) as of the date hereof.

            (z) Indemnification. Except as provided in the Articles of
                ---------------
Incorporation or Bylaws of First Capital or the similar governing documents of its Subsidiaries, neither First Capital nor any Subsidiary of First Capital is a party to any agreement that provides for the indemnification of any of its present or future directors, officers, employees, or other persons who serve or served in any other capacity with any other enterprise at the request of First Capital, and, to the knowledge of First Capital, there are no claims for which any person would be entitled to indemnification under the Articles of Incorporation or Bylaws of First Capital or the similar governing documents of any of its Subsidiaries, under any applicable law or regulation or under any indemnification agreement.

            (aa) Books and Records. The books and records of First Capital and
                 -----------------
its Subsidiaries on a consolidated basis have been, and are being, maintained in accordance with applicable legal and accounting requirements and reflect in all material respects the substance of events and transactions that should be included therein.

            (bb) Corporate Documents. The minute books of First Capital
                 -------------------
constitute a complete and correct record of all actions taken by its board of directors (and each committee thereof) and its shareholders. The minute books of each of First Capital's Subsidiaries constitutes a complete and correct record of all actions taken by the respective boards of directors (and each committee thereof) and the shareholders of each such Subsidiary.

            (cc) Tax Treatment of the Merger. As of the date hereof, First
                 ---------------------------
Capital has no knowledge of any fact or circumstance relating to it that would prevent the transactions contemplated by this Agreement from qualifying as a tax-free reorganization under the IRC.

            (dd) Beneficial Ownership of HCB Common Stock. As of the date
                 ----------------------------------------
hereof, First Capital beneficially owns no shares of HCB Common Stock and does not have any option, warrant or right of any kind to acquire the beneficial ownership of any shares of HCB Common Stock.

            (ee) Year 2000 Matters. First Capital has completed a review of its
                 -----------------
computer systems to identify systems that could be affected by the "Year 2000" issue and reasonably believes it has identified all Year 2000 problems. First Capital's management has developed and commenced implementation of a plan which is designed to complete any required initial changes to its computer systems ("FIRST CAPITAL Y2K PLAN") and to complete testing of those changes by September 30, 1999. Year 2000 issues have not had, and are not reasonably expected to have, a Material Adverse Effect on First Capital.

            (ff) Registration Statement. The information regarding First Capital
                 ----------------------
and its Subsidiaries to be supplied by First Capital for inclusion in the Registration Statement will not, at the time the Registration Statement becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

            (gg) Community Reinvestment Act Compliance. First Federal is in
                 -------------------------------------
material compliance with the applicable provisions of the CRA and the regulations promulgated thereunder, and First Federal currently has a CRA rating of satisfactory or better. To First Capital's knowledge, there is no fact or circumstance or set of facts or circumstances that would cause First Federal to fail to comply with such provisions or cause the CRA rating of First Federal to fall below satisfactory.

            (hh) Undisclosed Liabilities. As of the date hereof, First Capital
                 -----------------------
and its Subsidiaries have not incurred any debt, liability or obligation of any nature whatsoever (whether accrued, contingent, absolute or otherwise and whether due or to become due) except for (i) liabilities reflected on or reserved against in the financial statements of First Capital as of June 30, 1998, and (ii) liabilities incurred since June 30, 1998 in the ordinary course of business consistent with past practice that, either alone or when combined with all similar liabilities, have not had, and would not reasonably be expected to have, a Material Adverse Effect on First Capital.


                                   ARTICLE III
                           CONDUCT PENDING THE MERGER
                           --------------------------

            Section 3.1. Conduct of Business Prior to the Effective Time. Except
                         -----------------------------------------------
as expressly provided in this Agreement, during the period from the date of this Agreement to the Effective Time, each of First Capital and HCB shall, and shall cause each of their respective Subsidiaries to, use commercially reasonable efforts to (a) conduct its business in the regular, ordinary and usual course consistent with past practice; (b) maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees, (c) take no action which would adversely affect or delay the ability of HCB or First Capital to perform their respective covenants and agreements on a timely basis under this Agreement and (d) take no action which would adversely affect or delay the ability of HCB, HC Bank, First Capital or First Federal to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated hereby or which would reasonably be expected to result in any such approvals, consents or waivers containing any material condition or restriction.

            Section 3.2. Forbearances. Without limiting the covenants set forth
                         ------------
in SECTION 3.1 hereof, except as otherwise provided in this Agreement and except to the extent required by law or regulation or any Governmental Entity, during the period from the date of this Agreement to the Effective Time, neither First Capital nor HCB shall, and neither First Capital nor HCB shall permit any of their respective Subsidiaries to, without the prior written consent of the other party:

            (a) change any provisions of its Articles of Incorporation or Bylaws or the similar governing documents of its Subsidiaries (except that First Capital and First Federal may amend their respective Bylaws to impose an age limitation on directors);

            (b) (i) issue any shares of capital stock except pursuant to the exercise of stock options or warrants outstanding as of the date of this Agreement; (ii) change the terms of any outstanding stock options or warrants;
(iii) issue, grant or sell any option, warrant, call, commitment, stock appreciation right, right to purchase or agreement of any character relating to the authorized or issued capital stock of First Capital or HCB; or (iv) split, combine, reclassify or adjust any shares of its capital stock or otherwise change its capitalization;

            (c) make, declare or pay any cash or stock dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock (except (i) in the case of First Capital, for regular quarterly cash dividends at a rate not in excess of $0.10 per share of First Capital Common Stock, (ii) in the case of HCB, for an annual cash dividend for 1999 at a rate not in excess of $6.10 per share of HCB Common Stock, which shall be paid prior to the Closing Date and
(iii) dividends paid by any of the Subsidiaries of each of First Capital and HCB to First Capital or HCB, respectively, for the purpose of enabling First Capital or HCB to pay the dividends specified in (i) and (ii));

            (d) other than in the ordinary course of business, incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any individual, corporation or entity (it being understood and agreed that incurrence of indebtedness in the ordinary course of business shall include, without limitation, the creation of deposit liabilities, borrowings from the Federal Home Loan Bank, sales of certificates of deposit and entering into repurchase agreements);

            (e) other than in the ordinary course of business consistent with past practice, (i) sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties, leases or assets to any individual, corporation or other entity other than a direct or indirect wholly owned Subsidiary or (ii) cancel, release or assign any indebtedness of any such individual, corporation or other entity;

            (f) increase in any manner the compensation or fringe benefits of any of its employees or directors, other than general increases in compensation for non-executive officer employees in the ordinary course of business consistent with past practice; pay any pension or retirement allowance not required by any existing plan or agreement to any such employees or directors, or become a party to, amend or commit itself to fund or otherwise establish any trust or account related to any First Capital Employee Plan or HCB Employee Plan with or for the benefit of any employee or director (except First Capital may adopt a stock-based benefit plan or plans pursuant to which it would reserve 76,876 shares for issuance upon the exercise of stock options awarded under such plan and 30,750 shares for awards of restricted stock); voluntarily accelerate the vesting of any stock options or other compensation or benefit; make any discretionary contribution to any First Capital Employee Plan or HCB Employee Plan; hire any employee with an annual total compensation payment in excess of $35,000 or enter into any employment contract;

            (g) implement or adopt any change in its accounting principles, practices or methods, except as may be required by GAAP or regulatory guidelines;

            (h) settle any claim, action or proceeding involving any liability for money damages in excess of $100,000 or impose material restrictions upon the operations of First Capital or HCB or any of their respective Subsidiaries;

            (i) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, in each case which are material, individually or in the aggregate, to First Capital or HCB, except in satisfaction of debts previously contracted;

            (j) make, renew, increase, extend or purchase any loans other than in conformance with written lending policies in effect as of the date of this Agreement;

            (k) establish or commit to the establishment of any new branch or other office facilities other than those for which all regulatory approvals have been obtained;

            (l) other than in the ordinary course of business consistent with past practice in individual amounts not to exceed $50,000, make any investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity other than a Subsidiary;

            (m) make any investment in any debt security, including mortgage-backed and mortgage-related securities (other than US government and US government agency securities with final maturities not greater than five years, mortgage-backed or mortgage related securities which would not be considered "high risk" securities pursuant to Thrift Bulletin Number 52 issued by the OTS or securities of the FHLB, in each case that are purchased in the ordinary course of business consistent with past practice);

            (n) enter into, renew, amend or terminate any contract or agreement, or make any change in any of its leases or contracts, other than with respect to those involving aggregate payments of less than, or the provision of goods or services with a market value of less than, $20,000 per annum;

            (o) knowingly take any action that would prevent or impede the Merger from qualifying (i) for pooling-of-interests accounting treatment or (ii) as a reorganization within the meaning of Section 368 of the IRC;

            (p) make any capital expenditures in excess of $20,000 per expenditure from the date of this Agreement until the Effective Date other than pursuant to binding commitments existing on the date hereof, and other than expenditures necessary to maintain existing assets in good repair or to make payment of necessary taxes;

            (q) elect to any executive office any person who is not an executive officer as of the date of this Agreement or elect to the Board of Directors any person who is not a member of the Board of Directors as of the date of this Agreement;

            (r) take any action that is intended or expected to result in any of its representations and warranties set forth in this Agreement becoming untrue at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article V not being satisfied, or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law; or

            (s) agree or make any commitment to take any action that is prohibited by this SECTION 3.2.


                                   ARTICLE IV
                                    COVENANTS
                                    ---------

            Section 4.1.  Acquisition Proposals.
                          ---------------------

            (a) From and after the date hereof until the termination of this Agreement, neither HCB or HC Bank, nor any of their respective officers, directors, employees, representatives, agents or affiliates (including, without limitation, any investment banker, attorney or accountant retained by HCB or any of its Subsidiaries), will, directly or indirectly, initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance), or facilitate knowingly, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any HCB Acquisition Proposal (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain an HCB Acquisition Proposal or agree to or endorse any HCB Acquisition Proposal, or authorize or permit any of its officers, directors or employees or any of its Subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by any of its Subsidiaries to take any such action, and HCB shall notify First Capital orally (within 1 business day) and in writing (as promptly as practicable, but in no event later than 2 calendar days) of such inquiries and proposals which it or any of its Subsidiaries or any such officer, director, employee, investment banker, financial advisor, attorney, accountant or other representative may receive relating to any of such matters and, if such inquiry or proposal is in writing, HCB shall deliver to First Capital a copy of such inquiry or proposal promptly; PROVIDED, HOWEVER, that nothing contained in this SECTION 4.1(A) shall prohibit the Board of Directors of HCB from (i) furnishing information to, or entering into discussions or negotiations with any person or entity that makes an unsolicited written, bona fide proposal to acquire HCB pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or other similar transaction, if, and only to the extent that, (A) the Board of Directors of HCB receives a written opinion from its independent financial advisor that such proposal may be superior to the Merger from a financial point-of-view to HCB's shareholders, (B) the Board of Directors of HCB, after consultation with and based on the written advice of independent legal counsel, determines in good faith that such action is necessary for the Board of Directors of HCB to comply with its fiduciary duties to shareholders under applicable law (such proposal that satisfies (A) and (B) being referred to herein as an "HCB SUPERIOR PROPOSAL") and (C) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, HCB (1) provides reasonable notice to First Capital to the effect that it is furnishing information to, or entering into discussions or negotiations with, another party and (2) receives from such person or entity an executed confidentiality agreement in reasonably customary form, (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer or
(iii) failing to make or withdrawing or modifying its recommendation and entering into an HCB Superior Proposal if there exists an HCB Superior Proposal and the Board of Directors of HCB, after consultation with and based upon the written advice of independent legal counsel, determines in good faith that such action is necessary for the Board of Directors of HCB to comply with its fiduciary duties to shareholders under applicable law. For purposes of this Agreement, "HCB ACQUISITION PROPOSAL" shall mean any of the following (other than the transactions contemplated hereunder) involving HCB or any of its
Subsidiaries: (i) any merger, consolidation, share exchange, business combination, or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of HCB and its Subsidiaries, taken as a whole, in a single transaction or series of transactions; (iii) any tender offer or exchange offer for 10% or more of the outstanding shares of capital stock of HCB or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

            (b) From and after the date hereof until the termination of this Agreement, neither First Capital or First Federal, nor any of their respective officers, directors, employees, representatives, agents or affiliates (including, without limitation, any investment banker, attorney or accountant retained by First Capital or any of its Subsidiaries), will, directly or indirectly, initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance), or facilitate knowingly, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any First Capital Acquisition Proposal (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain an First Capital Acquisition Proposal or agree to or endorse any First Capital Acquisition Proposal, or authorize or permit any of its officers, directors or employees or any of its Subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by any of its Subsidiaries to take any such action, and First Capital shall notify HCB orally (within 1 business day) and in writing (as promptly as practicable, but in no event later than 2 calendar days) of such inquiries and proposals which it or any of its Subsidiaries or any such officer, director, employee, investment banker, financial advisor, attorney, accountant or other representative may receive relating to any of such matters and, if such inquiry or proposal is in writing, First Capital shall deliver to HCB a copy of such inquiry or proposal promptly; PROVIDED, HOWEVER, that nothing contained in this SECTION 4.1(B) shall prohibit the Board of Directors of First Capital from
(i) furnishing information to, or entering into discussions or negotiations with any person or entity that makes an unsolicited written, bona fide proposal to acquire First Capital pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or other similar transaction, if, and only to the extent that, (A) the Board of Directors of First Capital receives a written opinion from its independent financial advisor that such proposal may be superior to the Merger from a financial point-of-view to First Capital's shareholders, (B) the Board of Directors of First Capital, after consultation with and based on the written advice of independent legal counsel, determines in good faith that such action is necessary for the Board of Directors of First Capital to comply with its fiduciary duties to shareholders under applicable law (such proposal that satisfies (A) and (B) being referred to herein as a "FIRST CAPITAL SUPERIOR PROPOSAL") and (C) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, First Capital (x) provides reasonable notice to HCB to the effect that it is furnishing information to, or entering into discussions or negotiations with, another party and (y) receives from such person or entity an executed confidentiality agreement in reasonably customary form, (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer or (iii) failing to make or withdrawing or modifying its recommendation and entering into a First Capital Superior Proposal if there exists a First Capital Superior Proposal and the Board of Directors of First Capital, after consultation with and based upon the written advice of independent legal counsel, determines in good faith that such action is necessary for the Board of Directors of First Capital to comply with its fiduciary duties to shareholders under applicable law. For purposes of this Agreement, "FIRST CAPITAL ACQUISITION PROPOSAL" shall mean any of the following (other than the transactions contemplated hereunder) involving First Capital or any of its Subsidiaries: (i) any merger, consolidation, share exchange, business combination, or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of First Capital and its Subsidiaries, taken as a whole, in a single transaction or series of transactions; (iii) any tender offer or exchange offer for 10% or more of the outstanding shares of capital stock of First Capital or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

            Section 4.2. Certain Policies of HCB.
                         -----------------------

            (a) First Capital and HCB shall cooperate to determine whether HCB shall cause HC Bank to modify and change its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) and investment and asset/liability management policies and practices so as to be consistent on a mutually satisfactory basis with those of First Federal; PROVIDED, HOWEVER, that HCB shall not be required to take such action prior to the date on which all Requisite Regulatory Approvals and shareholder approvals are received, and until after receipt of written confirmation from First Capital that it is not aware of any fact or circumstance that would prevent completion of the Merger and PROVIDED FURTHER, that such policies and procedures are not prohibited by GAAP or any applicable laws and regulations.

            (b) HCB's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of this SECTION 4.2.

            Section 4.3. Access and Information. Upon reasonable notice, HCB and
                         ----------------------
First Capital shall (and shall cause their respective Subsidiaries to) afford to the other and their respective representatives (including, without limitation, directors, officers and employees of such party and its affiliates and counsel, accountants and other professionals retained by such party) such reasonable access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors), properties, personnel and to such other information as either party may reasonably request and during such period, each of HCB and First Capital shall, and shall cause their respective Subsidiaries to, make available to the other party a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state banking laws; PROVIDED, HOWEVER, that no investigation pursuant to this
SECTION 4.3 shall affect or be deemed to modify any representation or warranty made herein. First Capital and HCB will not, and will cause their respective representatives not to, use any information obtained pursuant to this SECTION
4.3 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of applicable law, each of First Capital and HCB will keep confidential, and will cause their respective representatives to keep confidential, all information and documents obtained pursuant to this SECTION 4.3 unless such information (i) was already known to such party or an affiliate of such party, other than pursuant to a confidentiality agreement or other confidential relationship, (ii) becomes available to such party or an affiliate of such party from other sources not known by such party to be bound by a confidentiality agreement or other obligation of secrecy, (iii) is disclosed with the prior written approval of the other party or (iv) is or becomes readily ascertainable from published information or trade sources. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto (or an affiliate of any party hereto) to be returned to the party that furnished the same.

            Section 4.4.  Applications; Consents.
                          ----------------------

            (a) As soon as practicable after the date hereof, First Capital shall submit any requisite applications for, or requests for waiver of, the Requisite Regulatory Approvals, and each of the parties hereto shall, and they shall cause their respective Subsidiaries to, submit any applications, notices or other filings to any other Governmental Entity the approval of which is required for consummation of the Merger and the Bank Merger.

            (b) As soon as practicable after the date hereof, each of the parties hereto shall, and they shall cause their respective Subsidiaries to, use its best efforts to obtain any consent, authorization or approval of any third party that is required to be obtained in connection with the Merger or the Bank Merger.

            Section 4.5. Antitakeover Provisions. First Capital, HCB and their
                         -----------------------
respective Subsidiaries shall take all steps required by any relevant federal or state law or regulation or under any relevant agreement or other document to exempt or continue to exempt the other party, the Agreement, the Merger and the Bank Merger from any provisions of an antitakeover nature in First Capital's, HCB's or their respective Subsidiaries' organization certificates and bylaws and the provisions of any federal or state antitakeover laws.

            Section 4.6.  Additional Agreements. Subject to the terms and
                          ---------------------
conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take promptly, or cause to be taken promptly, all actions and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including the Bank Merger, as expeditiously as possible, including using efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable Governmental Entities, effecting all necessary registrations, applications and filings (including, without limitation, filings under any applicable state securities laws) and obtaining any required contractual consents and regulatory approvals.

            Section 4.7.  Publicity. The initial press release announcing this
                          ---------
Agreement shall be a joint press release and thereafter HCB and First Capital shall consult with each other in issuing any press releases or otherwise making public statements with respect to the Merger and any other transaction contemplated hereby and in making any filings with any Governmental Entity or with any national securities exchange or market with respect thereto.

            Section 4.8. Shareholders Meetings. First Capital and HCB each shall
                         ---------------------
take all action necessary, in accordance with applicable law and their respective Articles of Incorporation and Bylaws, to convene a meeting of their respective shareholders (each, a "SHAREHOLDER MEETING") as promptly as practicable for the purpose of considering and voting on approval and adoption of the transactions provided for in this Agreement. Except to the extent legally required for the discharge by the Board of Directors of its fiduciary duties, the Board of Directors of each of First Capital and HCB shall (a) recommend at its Shareholder Meeting that the shareholders vote in favor of and approve the transactions provided for in this Agreement and (b) use its reasonable best efforts to solicit such approvals. First Capital and HCB shall coordinate and cooperate with respect to the timing of their respective Shareholder Meetings.

            Section 4.9.  Registration of First Capital Common Stock.
                          ------------------------------------------

            (a) As soon as practicable after the date hereof, First Capital shall, in cooperation with HCB, prepare a Joint Proxy Statement-Prospectus for the purpose of taking shareholder action on the Merger and this Agreement and subject to the provisions of SECTION 4.4, file the Joint Proxy Statement-Prospectus with the SEC, respond to comments of the staff of the SEC and, promptly after the Registration Statement is declared effective by the SEC, mail the Joint Proxy Statement-Prospectus to the respective holders of record (as of the applicable record date) of shares of voting stock of each of HCB and First Capital. First Capital and HCB each represents and covenants to the other that the Joint Proxy Statement-Prospectus, and any amendment or supplement thereto, with respect to the information pertaining to it or its Subsidiaries at the date of mailing to its shareholders and the date of its Shareholder Meeting will be in compliance with the Exchange Act and all relevant rules and regulations of the SEC.

            (b) First Capital shall, as promptly as practicable, prepare and file with the SEC the Registration Statement in which the Joint Proxy Statement-Prospectus will be included (including any pre-effective or post-effective amendments or supplements thereto). First Capital and HCB shall use all reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. First Capital will advise HCB promptly after First Capital receives notice of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the shares of capital stock issuable pursuant to the Registration Statement, or the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information. First Capital will provide HCB with as many copies of such Registration Statement and all amendments thereto promptly upon the filing thereof as HCB may reasonably request.

            (c) First Capital shall use its best efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities laws or "blue sky" permits and approvals required to carry out the transactions contemplated by this Agreement.

            (d) Prior to the Effective Time, First Capital shall notify the Nasdaq SmallCap Market of the additional shares of First Capital Common Stock to be issued by First Capital in exchange for the shares of HCB Common Stock.

            Section 4.10.  Affiliate Letters.
                           -----------------

            (a) HCB shall use its best efforts to cause each director, executive officer and other person who is an "affiliate" of HCB under Rule 145 of the Securities Act and the pooling-of-interests accounting rules to deliver to First Capital as soon as practicable and prior to the mailing of the Joint Proxy Statement-Prospectus executed letter agreements, each substantially in the form attached hereto as Exhibit B, providing that such person will (i) comply with
                   ---------
Rule 145, and (ii) refrain from transferring shares as required by the pooling-of-interests accounting rules.

            (b) First Capital shall use its best efforts to cause each director, executive officer and other person who is an "affiliate" of First Capital under the pooling of interests accounting rules to deliver to HCB as soon as practicable and prior to the mailing of the Joint Proxy Statement-Prospectus executed letter agreements, each substantially in the form attached hereto as Exhibit C, providing that such person will refrain from transferring shares as
---------
required by the pooling-of-interests accounting rules.

            Section 4.11. Notification of Certain Matters. Each party shall give
                          -------------------------------
prompt notice to the other of: (i) any event or notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by it or any of its Subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any contract material to the financial condition, properties, businesses or results of operations of each party and its Subsidiaries taken as a whole to which each party or any Subsidiary is a party or is subject; and (ii) any event, condition, change or occurrence which individually or in the aggregate has, or which, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to result in a Material Adverse Effect or which would have been required to be disclosed on such party's Disclosure Letter had such event, condition, change or occurrence been known at the time such party delivered its Disclosure Letter; PROVIDED, HOWEVER, that no notice provided pursuant to this
Section 4.11 shall affect or be deemed to modify any representation or warranty made herein. Each of HCB and First Capital shall give prompt notice to the other party of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with any of the transactions contemplated by this Agreement.

            Section 4.12  Employees, Directors and Officers.
                          ---------------------------------

            (a) All persons who are employees of HCB or HCB Bank immediately prior to the Effective Time ("HCB'S EMPLOYEES") shall, at the Effective Time, become employees of First Capital or First Federal, respectively ("CONTINUING EMPLOYEES"); PROVIDED, HOWEVER, that in no event shall any of HCB's Employees be officers of First Capital or First Federal, or have or exercise any power or duty conferred upon such an officer, unless and until duly elected or appointed to such position in accordance with the bylaws of First Capital or First Federal. Subject to paragraph (g) of this SECTION 4.12, all of HCB's Employees who remain following the

Effective Date shall be employed at the will of First Capital or First Federal and no contractual right to employment shall inure to such employees because of this Agreement.

            (b) Subject to the provisions of paragraphs (c), (d), (e) and (f) of this SECTION 4.12, at or as soon as practicable following the Effective Time, First Capital and First Federal shall establish and implement a new program of compensation and benefits designed to cover all similarly situated employees on a uniform basis (the "NEW COMPENSATION AND BENEFITS PROGRAM"). The New Compensation and Benefits Program may contain any combination of new plans or continuation of plans maintained by First Capital and First Federal or by HCB and HC Bank, including plans intended to be tax-qualified under section 401(a) of the IRC, immediately in effect prior to the Effective Time. To the extent that it is not practicable to implement any constituent part of the New Compensation and Benefits Program at the Effective Time, First Capital and First Federal shall, subject to the provisions of paragraph (f) of this SECTION 4.12, continue in effect any comparable plan maintained immediately prior to the Effective Time for the respective employees of First Capital, First Federal, HCB and HC Bank for a transition period. Notwithstanding the above, no Continuing Employee shall become a participant in any First Capital Employee Plan that requires a designation of the Board of Directors of First Capital or First Federal in order to participate without such designation in advance of participation.

            (c) Subject to the provisions of paragraphs (d), (e) and (f) of this
SECTION 4.12, each constituent part of the New Compensation and Benefits Program shall recognize, in the case of persons employed by First Capital, First Federal, HCB or HC Bank immediately prior to the Effective Time who continue to be employed by First Capital or First Federal immediately after the Effective Time, all service with First Capital, First Federal, HCB or HC Bank as service with First Capital and First Federal for all purposes, including eligibility and vesting; PROVIDED, HOWEVER, that such service shall not be recognized to the extent such recognition would result in a duplication of benefits.

            (d) In the case of any constituent part of the New Compensation and Benefits Program which is a life, health or long-term disability insurance plan:
(i) such plan shall not apply any preexisting condition limitations for conditions covered under the applicable insurance plans maintained by First Capital, First Federal, HCB or HC Bank as of the Effective Time, (ii) each such plan shall honor any deductible and out-of-pocket expenses incurred under the applicable insurance plan maintained by First Capital, First Federal, HCB or HC Bank as of the Effective Time and (iii) each such plan shall waive any medical certification otherwise required in order to assure the continuation of coverage of such plan (but subject to any overall limit on the maximum amount of coverage under such plans).

            (e) All Continuing Employees shall become eligible to participate in the First Federal Bank, a Federal Savings Bank Employee Stock Ownership Plan ("FIRST FEDERAL ESOP"), subject to their satisfaction of the eligibility requirements set forth in the First Federal

ESOP, as of the later to occur of the Effective Time or the first day of the plan year beginning in 2000.

            (f) As of the Effective Time, each HCB Employee who is a participant in the HCB 401(k) Plan (the "HCB 401(K) PLAN") shall become fully vested in his or her account balance in the HCB 401(k) Plan and the HCB 401(k) Plan will either be merged into the First Federal Bank, FSB Profit Sharing with 401(k) Option Plan (the "FIRST FEDERAL 401(K) PLAN") effective as of a date following the Effective Time selected by First Federal or terminated immediately prior to, on, or after the Effective Time. The determination as to whether the HCB 401(k) Plan shall be terminated or merged into the First Federal 401(k) Plan shall be made jointly by First Capital and HCB. Effective as of the date of the merger of the HCB 401(k) Plan into the First Capital 401(k) Plan, if applicable, or the termination of the HCB 401(k) Plan (or the Effective Time, if subsequent to such termination), if applicable, HCB Employees who are then participating in the HCB 401(k) Plan shall become participants in the First Federal 401(k) Plan.

            (g) At the Effective Time, First Capital and First Federal shall enter into an agreement with William D. Harrod, substantially in the form attached hereto as Exhibit D and shall enter into agreements with Dennis Thomas
                   ---------
and Brad Backherms, substantially in the form attached hereto as Exhibit E.
                                                                 ---------

            (h) First Capital shall cause its Board of Directors to be increased to 14 members as of the Effective Time and, as of the Effective Time, shall cause its Board of Directors to be constituted of the then-current members of the First Capital Board of Directors and the then-current members of the HCB Board of Directors. First Federal shall cause its Board of Directors to be increased to 14 members as of the Effective Time and, as of the Effective Time, shall cause its Board of Directors to be constituted of the then-current members of the First Federal Board of Directors and the then-current members of the HC Bank Board of Directors. First Capital shall appoint J. Gordon Pendleton as Chairman of the Board of Directors of First Capital as of the Effective Time. First Federal shall appoint Earl Book as Chairman of the Board of Directors of First Federal as of the Effective Time.

            (i) From and after the Effective Time, Samuel E. Uhl shall serve as Chief Executive Officer and President of First Federal and William D. Harrod shall serve as Chief Executive Officer and President of First Capital, each to hold office until their respective successors are duly elected or appointed and qualified.

            (j) The annual cash bonuses payable to eligible employees of HC Bank shall be determined and paid, prior to the Effective Time, for the 1999 calendar year in accordance with the procedures used for the 1998 calendar year. Prior to the Effective Time, First Federal shall pay a cash bonus to eligible employees of First Federal for the six months ended December 31, 1999 in accordance with the procedures used for the 1999 fiscal year. No bonuses shall be paid by First Capital, First Federal, HCB or HC Bank for any period of service after December

31, 1999. After the Effective time, First Capital and First Federal shall implement a new bonus program as part of the New Compensation and Benefits Program.

            Section 4.13.  Indemnification.
                           ---------------

            (a) From and after the Effective Time through the third anniversary of the Effective Date, First Capital agrees to indemnify and hold harmless each present and former director and officer of HCB and its Subsidiaries and each officer or employee of HCB and its Subsidiaries that is serving or has served as a director or trustee of another entity expressly at HCB's request or direction (each, an "INDEMNIFIED PARTY"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, amounts paid in settlement, losses, claims, damages or liabilities (collectively, "COSTS") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement), whether asserted or claimed prior to, at or after the Effective Time, and to advance any such Costs to each Indemnified Party as they are from time to time incurred, in each case to the fullest extent such Indemnified Party would have been indemnified as a director, officer or employee of HCB and its Subsidiaries and as then permitted under applicable law.

            (b) Any Indemnified Party wishing to claim indemnification under
SECTION 4.13(A), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify First Capital thereof, but the failure to so notify shall not relieve First Capital of any liability it may have hereunder to such Indemnified Party if such failure does not materially and substantially prejudice First Capital. In the event of any such claim, action, suit, proceeding or investigation, (i) First Capital shall have the right to assume the defense thereof with counsel reasonably acceptable to the Indemnified Party and First Capital shall not be liable to such Indemnified Party for any legal expenses of other counsel subsequently incurred by such Indemnified Party in connection with the defense thereof, except that if First Capital does not elect to assume such defense within a reasonable time or counsel for the Indemnified Party at any time advises that there are issues which raise conflicts of interest between First Capital and the Indemnified Party (and counsel for First Capital does not disagree), the Indemnified Party may retain counsel satisfactory to such Indemnified Party, and First Capital shall remain responsible for the reasonable fees and expenses of such counsel as set forth above, to be paid promptly as statements therefor are received; PROVIDED, HOWEVER, that First Capital shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties in any one jurisdiction with respect to any given claim, action, suit, proceeding or investigation unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest; (ii) the Indemnified Party will reasonably cooperate in the defense of any such matter; and (iii) First Capital shall not be liable for any settlement effected by an Indemnified Party without its prior written consent, which consent may not be withheld unless such settlement is unreasonable in light of such claims, actions, suits, proceedings or investigations against, or defenses available to, such Indemnified Party.

            (c) First Capital shall pay all reasonable Costs, including attorneys' fees, that may be incurred by any Indemnified Party in successfully enforcing the indemnity and other obligations provided for in this SECTION 4.13 to the fullest extent permitted under applicable law. The rights of each Indemnified Party hereunder shall be in addition to any other rights such Indemnified Party may have under applicable law.

            (d) First Capital shall maintain HCB's existing directors and officers' liability insurance policy (or provide a policy providing comparable coverage and amounts on terms no less favorable to the persons currently covered by HCB's existing policy, including First Capital's existing policy if it meets the foregoing standard) covering persons who are currently covered by such insurance for a period of two years after the Effective Time; PROVIDED, HOWEVER, that in no event shall First Capital be obligated to expend, in order to maintain or provide insurance coverage pursuant to this SECTION 4.13(D), an amount per annum in excess of 125% of the amount of the annual premiums paid by HCB as of the date hereof for such insurance ("MAXIMUM INSURANCE AMOUNT"); PROVIDED FURTHER, that if the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Insurance Amount, First Capital shall obtain the most advantageous coverage obtainable for an annual premium equal to the Maximum Insurance Amount.

            (e) In the event First Capital or any of its successors or assigns
(i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person or entity, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of First Capital assume the obligations set forth in this SECTION 4.13.

            (f) The provisions of this SECTION 4.13 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her representatives.

            Section 4.14.  Year 2000. From the date hereof until the Effective
                           ---------
Time, First Capital and HCB shall use their best efforts to implement and/or to undertake the HCB Y2K Plan or the First Capital Y2K Plan, as the case may be, and to comply with all Federal Financial Institution Examination Council Year 2000 regulations and guidelines. Notwithstanding the foregoing, First Capital and HCB shall consult with each other before replacing any material hardware or software or entering into any agreement with regard to resolving any Year 2000 issues.


                                    ARTICLE V
                           CONDITIONS TO CONSUMMATION
                           --------------------------

            Section 5.1. Conditions to Each Party's Obligations. The respective
                         --------------------------------------
obligations of each party to effect the Merger shall be subject to the satisfaction of the following conditions:

            (a) Shareholder Approvals. This Agreement shall have been approved
                ---------------------
by the requisite vote of HCB's and First Capital's shareholders in accordance with applicable laws and regulations.

            (b) Regulatory Approvals. All Requisite Regulatory Approvals shall
                --------------------
have been obtained and shall remain in full force and effect, and all statutory waiting periods shall have expired; PROVIDED, HOWEVER, that none of such approvals shall contain any condition or requirement that would so materially and adversely impact the economic or business benefits to First Capital or HCB of the transactions contemplated hereby that, had such condition or requirement been known, such party would not, in its reasonable judgment, have entered into this Agreement.

            (c) No Injunctions or Restraints; Illegality. No party hereto shall
                ----------------------------------------
be subject to any order, decree or injunction of a court or agency of competent jurisdiction that enjoins or prohibits the consummation of the Merger or the Bank Merger and no Governmental Entity shall have instituted any proceeding for the purpose of enjoining or prohibiting the consummation of the Merger, the Bank Merger or any transactions contemplated by this Agreement. No statute, rule or regulation shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of the Merger or the Bank Merger.

            (d) Registration Statement; Blue Sky Laws. The Registration
                -------------------------------------
Statement shall have been declared effective by the SEC and no proceedings shall be pending or threatened by the SEC to suspend the effectiveness of the Registration Statement, and First Capital shall have received all required approvals by state securities or "blue sky" authorities with respect to the transactions contemplated by this Agreement.

            (e) Pooling Letters. First Capital and HCB shall each have received
                ---------------
a letter from their respective independent certified public accountants addressed to First Capital or HCB, as the case may be, to the effect that they are not aware of any facts or circumstances that might cause the Merger not to qualify for pooling-of-interests accounting treatment.

            (f) Tax Opinion. First Capital and HCB shall have received an
                -----------
opinion of Muldoon, Murphy & Faucette LLP, dated as of the Effective Date, in form and substance customary in transactions of the type contemplated hereby, and reasonably satisfactory to First Capital and HCB, substantially to the effect that on the basis of the facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the IRC and that accordingly:

                  (i) No gain or loss will be recognized by First Capital, Merger Sub, First Federal, HCB or HC Bank as a result of the Merger;

                  (ii) Except to the extent of any cash received in lieu of a fractional share interest in First Capital Common Stock, no gain or loss will be recognized by the shareholders of HCB who exchange their HCB Common Stock for First Capital Common Stock pursuant to the Merger;

                  (iii) The tax basis of First Capital Common Stock received by shareholders who exchange their HCB Common Stock for First Capital Common Stock in the Merger will be the same as the tax basis of HCB Common Stock surrendered pursuant to the Merger, reduced by any amount allocable to a fractional share interest for which cash is received and increased by any gain recognized on the exchange; and

                  (iv) The holding period of First Capital Common Stock received by each shareholder in the Merger will include the holding period of HCB Common Stock exchanged therefor, provided that such shareholder held such HCB Common Stock as a capital asset on the Effective Date.

            Such opinion may be based on, in addition to the review of such matters of fact and law as Muldoon, Murphy & Faucette LLP considers appropriate,
(x) representations made at the request of Muldoon, Murphy & Faucette LLP by First Capital, First Federal, HCB, HC Bank, shareholders of First Capital or HCB, or any combination of such persons and (y) certificates provided at the request of Muldoon, Murphy & Faucette LLP by officers of First Capital, First Federal, HCB, HC Bank and other appropriate persons.

            Section 5.2.  Conditions to the Obligations of First Capital. The
                          ----------------------------------------------
obligations of First Capital to effect the Merger shall be further subject to the satisfaction of the following additional conditions, any one or more of which may be waived by First Capital:

            (a) Representations and Warranties; Performance of Obligations. Each
                ----------------------------------------------------------
of the obligations of HCB and HC Bank, respectively, required to be performed by it at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and the representations and warranties of HCB and HC Bank contained in this Agreement shall be true and correct, subject to SECTIONS 2.1 and 2.2, as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time (except as to any representation or warranty that specifically relates to an earlier date), and First Capital shall have received a certificate to the foregoing effect signed by the chief executive officer and the chief financial or principal accounting officer of HCB.

            (b) Third Party Consents. HCB shall have obtained the consent or
                --------------------
approval of each person (other than the governmental approvals or consents referred to in SECTION 5.1(B)) whose consent or approval shall be required in order to permit the succession by First Capital or any of its Subsidiaries to any obligation, right or interest of HCB or its Subsidiaries under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument to which HCB or its Subsidiaries is a party or is otherwise bound, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a Material Adverse Effect on First Capital (after giving effect to the consummation of the transactions contemplated hereby) or upon the consummation of the transactions contemplated hereby.

            (c) Good Standing and Other Certificates. First Capital shall have
                ------------------------------------
received certificates (such certificates to be dated as of a day as close as practicable to the Closing Date) from appropriate authorities as to the corporate existence of HCB and its Subsidiaries and such other documents and certificates to evidence fulfillment of the conditions set forth in SECTIONS 5.1 and 5.2 as First Capital may reasonably require.

            (d) Dissenters' Shares. Dissenters' rights shall not have been
                ------------------
exercised with respect to more than 10% of the outstanding shares of HCB Common Stock.

           Section 5.3. Conditions to the Obligations of HCB. The obligations of
                        ------------------------------------
HCB to effect the Merger shall be further subject to the satisfaction of the following additional conditions, any one or more of which may be waived by HCB:

            (a) Representations and Warranties; Performance of Obligations. Each
                ----------------------------------------------------------
of the obligations of First Capital and First Federal, respectively, required to be performed by it at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and the representations and warranties of First Capital and First Federal contained in this Agreement shall be true and correct, subject to SECTIONS 2.1 and 2.2, as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time (except as to any representation or warranty which specifically relates to an earlier date), and HCB shall have received a certificate to the foregoing effect signed by the chief executive officer and the chief financial or principal accounting officer of First Capital.

            (b) Good Standing and Other Certificates. HCB shall have received
                ------------------------------------
certificates (such certificates to be dated as of a day as close as practicable to the Closing Date) from appropriate authorities as to the corporate existence of First Capital and its Subsidiaries and such other documents and certificates to evidence fulfillment of the conditions set forth in SECTIONS 5.1 and 5.3 as HCB may reasonably require.


                                   ARTICLE VI
                                   TERMINATION
                                   -----------

            Section 6.1. Termination. This Agreement may be terminated, and the
                         -----------
Merger abandoned, at any time prior to the Effective Time, either before or after any requisite shareholder approval:

            (a) by the mutual consent of First Capital and HCB in a written instrument, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board; or

            (b) by either First Capital or HCB, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of the failure of the shareholders of HCB or First Capital to approve the Agreement at its Shareholder Meeting called to consider such approval; PROVIDED, HOWEVER, that HCB or First Capital, as the case may be, shall only be entitled to terminate the Agreement pursuant to this clause if it has complied in all material respects with its obligations under SECTION 4.8; or

            (c) by either First Capital or HCB, by written notice to the other party, if either (i) any approval, consent or waiver of a Governmental Entity required to permit consummation of the transactions contemplated hereby shall have been denied or (ii) any Governmental Entity of competent jurisdiction shall have issued a final, unappealable order enjoining or otherwise prohibiting consummation of the transactions contemplated by this Agreement; or

            (d) by either First Capital or HCB, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Merger is not consummated by April 30, 2000, unless the failure to so consummate by such time is due to the breach of any representation, warranty or covenant contained in this Agreement by the party seeking to terminate; or

            (e) by either First Capital or HCB (provided that the party seeking termination is not then in material breach of any representation, warranty, covenant or other agreement contained herein), in the event of (i) a failure to perform or comply by the other party with any covenant or agreement of such other party contained in this Agreement, which failure or non-compliance is material in the context of the transactions contemplated by this Agreement, or
(ii) any inaccuracies, omissions or breach in the representations, warranties, covenants or agreements of the other party contained in this Agreement the circumstances as to which either individually or in the aggregate have, or reasonably could be expected to have, a Material Adverse Effect on such other party; in either case which has not been or cannot be cured within 30 calendar days after written notice thereof is given by the party seeking to terminate to such other party; or

            (f) by either First Capital or HCB, if the Board of Directors of the other party does not publicly recommend in the Joint Proxy Statement-Prospectus that shareholders approve and adopt this Agreement or if, after recommending in the Joint Proxy Statement-Prospectus that shareholders approve and adopt this Agreement, the Board of Directors of the other party shall have withdrawn, qualified or revised such recommendation in any respect materially adverse to the party seeking to terminate this Agreement; or

            (g) by First Capital, if the Board of Directors of First Capital reasonably determines that a proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of First Capital Common Stock then outstanding or all or substantially all of the assets of First Capital constitutes a First Capital Superior Proposal and that such proposal must be accepted in order to comply with the Board of Directors' fiduciary duties to shareholders under applicable law; or

            (h) by HCB, if the Board of Directors of HCB reasonably determines that a proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of HCB Common Stock then outstanding or all or substantially all of the assets of HCB constitutes a HCB Superior Proposal and that such proposal must be accepted in order to comply with the Board of Directors' fiduciary duties to shareholders under applicable law.

            Section 6.2. Effect of Termination. In the event of termination of
                         ---------------------
this Agreement by either First Capital or HCB as provided in SECTION 6.1, this Agreement shall forthwith become void and have no effect, and there shall be no liability on the part of any party hereto or their respective officers and directors, except (i) the last three sentences of SECTION 4.3, and SECTIONS 6.3,
8.6 and 8.7, shall survive any termination of this Agreement, and (ii) that notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

            Section 6.3. Termination Fees.
                         ----------------

            (a) In the event that (i) First Capital terminates this Agreement pursuant to SECTION 6.1(G) or (ii) HCB or First Capital terminates this Agreement pursuant to SECTION 6.1(B) or 6.1(F) after it has been publicly announced prior to First Capital's Shareholders Meeting that a person (other than HCB) has made or disclosed an intention to make a proposal to engage in a merger, consolidation, share exchange or other similar transaction with First Capital or First Federal and within 12 months after the termination of this Agreement First Capital or First Federal enters into an agreement with any person to effect a merger, consolidation, share exchange or other similar transaction, then First Capital shall, within 10 business days following written demand by HCB, pay to HCB an amount equal to $500,000.

            (b) In the event that (i) HCB terminates this Agreement pursuant to
SECTION 6.1(H) or (ii) First Capital or HCB terminates this Agreement pursuant to SECTION 6.1(B) or 6.1(F) after it has been publicly announced prior to HCB's Shareholders Meeting that a person (other than First Capital) has made or disclosed an intention to make a proposal to engage in a merger, consolidation, share exchange or other similar transaction with HCB or HC Bank and within 12 months after the termination of this Agreement HCB or HC Bank enters into an agreement with any person to effect a merger, consolidation, share exchange or other similar transaction, then HCB shall, within 10 business days following written demand by First Capital, pay to First Capital an amount equal to $500,000.

                                   ARTICLE VII
                   CLOSING, EFFECTIVE DATE AND EFFECTIVE TIME
                   ------------------------------------------

            Section 7.1. Effective Date and Effective Time. The closing of the
                         ---------------------------------
transactions contemplated hereby ("CLOSING") shall take place at the offices of Muldoon, Murphy & Faucette LLP, 5101 Wisconsin Avenue, N.W., Washington, D.C. 20016, unless another place is agreed to by First Capital and HCB, on a date designated by First Capital ("CLOSING DATE") that is no later than 14 days following the date on which the expiration of the last applicable waiting period in connection with notices to and approvals of Governmental Entities shall occur and all conditions to the consummation of this Agreement are satisfied or waived, or on such other date as may be agreed to by the parties; PROVIDED, HOWEVER, that the Closing shall occur no earlier than January 1, 2000. Prior to the Closing Date, Merger Sub and HCB shall execute Articles of Merger in accordance with all appropriate legal requirements, which shall be filed as required by law on the Closing Date, and the Merger provided for therein shall become effective upon such filing or on such date as may be specified in such Articles of Merger. The date of such filing or such later effective date as specified in the Articles of Merger is herein referred to as the "EFFECTIVE DATE." The "EFFECTIVE TIME" of the Merger shall be as set forth in the Articles of Merger.

            Section 7.2. Deliveries at the Closing. Subject to the provisions of
                         -------------------------
Articles V and VI, on the Closing Date there shall be delivered to First Capital and HCB the documents and instruments required to be delivered under Article V.

                                  ARTICLE VIII
                              CERTAIN OTHER MATTERS
                              ---------------------

            Section 8.1.  Certain Definitions; Interpretation.   For purposes of
                          -----------------------------------
this Agreement:

            "person" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization or other entity;

            "MATERIAL ADVERSE EFFECT" means an effect which is material and adverse to the business, financial condition or results of operations of HCB or First Capital, as the context may dictate, and its Subsidiaries (as defined herein) taken as a whole; PROVIDED, HOWEVER, that any such effect resulting from any (i) changes in laws, rules or regulations or generally accepted accounting principles or regulatory accounting requirements or interpretations thereof that apply to both First Capital and First Federal and HCB and HC Bank, as the case may be, or to similarly situated financial and/or depository institutions or (ii) changes in economic conditions affecting financial institutions generally, including but not limited to, changes in the general level of market interest rates shall not be considered in determining if a Material Adverse Effect has occurred; and

            "knowledge" means, with respect to a party hereto, actual knowledge of the members of the Board of Directors of that party or any officer of that party with the title ranking not less than senior vice president.

            When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for ease of reference only and shall not affect the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation." Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Any reference to gender in this Agreement shall be deemed to include any other gender.

            Section 8.2. Survival. Only those agreements and covenants of the
                         --------
parties that are by their terms applicable in whole or in part after the Effective Time, including SECTIONS 4.12, 4.13, and 8.6 of this Agreement, shall survive the Effective Time. All other representations, warranties, agreements and covenants shall be deemed to be conditions of the Agreement and shall not survive the Effective Time.

            Section 8.3. Waiver; Amendment. Prior to the Effective Time, any
                         -----------------
provision of this Agreement may be: (i) waived in writing by the party benefitted by the provision or (ii) amended or modified at any time (including the structure of the transaction) by an agreement in writing between the parties hereto except that, after the vote by the shareholders of HCB or First Capital, no amendment or modification may be made that would reduce the amount or alter or change the kind of consideration to be received by holders of HCB Common Stock or contravene any provision of the IBCL or the federal banking laws, rules and regulations.

            Section 8.4. Counterparts. This Agreement may be executed in
                         ------------
counterparts each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

            Section 8.5. Governing Law. This Agreement shall be governed by, and
                         -------------
interpreted in accordance with, the laws of the State of Indiana, without regard to conflicts of laws principles.

            Section 8.6. Expenses. Each party hereto will bear all expenses
                         --------
incurred by it in connection with this Agreement and the transactions contemplated hereby.

            Section 8.7. Notices. All notices, requests, acknowledgments and
                         -------
other communications hereunder to a party shall be in writing and shall be deemed to have been duly given when delivered by hand, overnight courier or facsimile transmission (confirmed in writing) to such party at its address or facsimile number set forth below or such other address or facsimile transmission as such party may specify by notice (in accordance with this provision) to the other party hereto.

            If to HCB, to:
                        HCB Bancorp
                        P.O. Box 37
                        710 Main Street, NE
                        Palmyra, Indiana 47164
                        Facsimile:  (812) 364-4056

                        Attention: William W. Harrod
                                   President

            With copies to:
                        Andrew B. Buroker, Esq.
                        Krieg DeVault Alexander & Capehart, LLP
                        One Indiana Square, Suite 2800
                        Indianapolis, Indiana 46204-2017
                        Facsimile: (317) 636-1507

            If to First Capital, to:

                        First Capital, Inc.
                        220 Federal Drive, N.W.
                        Corydon, Indiana  47112
                        Facsimile:  (812) 738-2202

                        Attention: J. Gordon Pendleton
                                   Chairman of the Board and
                                    Chief Executive Officer

                        and        Samuel E. Uhl
                                   President and Chief Operating Officer

            With copies to:

                        Paul M. Aguggia, Esq.
                        Muldoon, Murphy & Faucette LLP
                        5101 Wisconsin Avenue, N.W.
                        Washington, D.C.  20016
                        Facsimile: (202) 966-9409

           Section 8.8. Entire Agreement; etc. This Agreement, together with the
                        ----------------------
Plan of Bank Merger and the Disclosure Letters, represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. All terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except for SECTION 4.12 and 4.13, which confer rights on the parties described therein, nothing in this Agreement is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

           Section 8.9. Successors and Assigns; Assignment. This Agreement shall
                        ----------------------------------
be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement may not be assigned by either party hereto without the written consent of the other party.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the 19th day of July, 1999.

                                  FIRST CAPITAL, INC.


                                  By: /s/ J. Gordon Pendleton
                                      ----------------------------
                                      J. Gordon Pendleton
                                      Chairman of the Board and
                                       Chief Executive Officer


                                  FC ACQUISITION CORP.



                                  By: /s/ Samuel E. Uhl
                                      -----------------------------
                                      Samuel E. Uhl
                                      President



                                  HCB BANCORP


                                  By: /s/ Earl Book
                                      -----------------------------
                                      Earl Book
                                      Chairman of the Board